                                                                  EXHIBIT 10.8.8

                         CONSTRUCTION LOAN AGREEMENT

                                    between

                      LAKE TAHOE RESORT PARTNERS, LLC

                                      and

                          FINOVA CAPITAL CORPORATION

                           DATED AS OF APRIL 29, 1996

                          CONSTRUCTION LOAN AGREEMENT
                          ---------------------------

          BY THIS AGREEMENT made and entered into as of the 29th day of April, 1996 by LAKE TAHOE RESORT PARTNERS, LLC, whose address is 911 Wilshire Boulevard, Suite 2250, Los Angeles, California 90017 (hereinafter called "Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation, whose address is 7272 East Indian School Road, Suite 410, Scottsdale, Arizona 85251,
Attention: Vice President - Resort Finance, with a copy to 7272 East Indian School Road, Suite 410, Scottsdale, Arizona, 85251, Attention: Vice President - Group Counsel (hereinafter called "Lender"), for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, Borrower has applied to Lender for a revolving construction loan in the amount of TWENTY EIGHT MILLION DOLLARS ($28,000,000) (the "Construction Loan") for the purpose of constructing certain improvements (the "Improvements"), according to final drawings, plans and specifications approved by Lender (the "Plans and Specifications") on the Real Property (the "Real Property"). The Improvements are to consist of 146 time-share units and related amenities, such as, without limitation, beach front, restaurant, indoor/outdoor swimming pool, spa, sauna, exercise room, convenience store and video arcade; and.

          WHEREAS, concurrently herewith, Borrower has executed and delivered to Lender a Loan and Security Agreement, of even date herewith ("Receivables Loan Agreement"), pursuant to which the Borrower has agreed, under the terms and conditions set forth therein, to pledge to Lender certain receivables and other collateral arising from the sale of certain ownership interests in the Real Property and, in exchange therefor, Lender has agreed, under the terms and conditions set forth therein, to make a revolving line of credit loan to Borrower in the maximum amount of THIRTY MILLION DOLLARS ($30,000,000) (the "Receivables Loan"). The proceeds of the Receivables Loan will be used, in part, to pay and satisfy principal and interest due under the Construction Loan and the Working Capital Loan.

          WHEREAS, further pursuant to the Receivables Loan Agreement, Lender has agreed, under the terms and conditions set forth therein, to make a revolving working capital line of credit loan to Borrower in the maximum amount of FOUR MILLION DOLLARS ($4,000,000) ("Working Capital Loan").

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        DEFINITIONS
          -----------

          Except where the context clearly requires a different interpretation, all capitalized terms used in this Agreement shall have the following meaning:

               "24-Unit Parcel" shall mean that parcel of real property located on the southwest corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described on the attached Exhibit
                                                                        -------
     "A".
     ---

               "186-Unit Parcel" shall mean that parcel of real property located on the northeast corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described on the attached Exhibit
                                                                        -------
     "B".
     ---

               "Advance" or "Advances" shall mean an advance of the Construction Loan.

               "Affiliate" shall mean any Person directly or indirectly Controlling, Controlled by or under common Control with the Person to whom the definition is applied, including blood relatives or spouse of the Person to whom the definition applies, if such Person is a natural person. Controlled, Control or Controlling, for purposes of the foregoing shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person by any means.

               "Affiliate Debt Subordination Agreement" shall have the meaning set forth in Paragraph 10.8.1 hereof.
                  ----------------

               "Affiliate Indebtedness" shall have the meaning set forth in Paragraph 6.3(q) hereof.
     ----------------

               "Affiliated Party" shall have the meaning set forth in Paragraph
                                                                      ---------
           10.8.1 hereof.
           ------

               "AKGI" shall mean AKGI Lake Tahoe Investments, Inc., a California corporation.

               "Annexable Parcel" shall mean that parcel of real property located on the southwest corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described on the attached Exhibit "C".
              -----------

               "Applicable Environmental Laws" shall have the meaning set forth in the Environmental Certificate.

               "Applicable Usury Law" the usury law applicable pursuant to the terms of Paragraph 15.8 hereof or such other usury law which is applicable
              --------------
     if the law chosen by the parties in Paragraph 15.8 hereof is not
                                         --------------
     applicable.

               "Approvals" shall mean any licenses, permits, consents, approvals or authorizations.

               "Assignments" shall mean, individually and collectively, (i) that certain Collateral Assignment of Plans and Specifications and Rights under Architectural Contract of even date herewith, in a form acceptable to Lender, executed by Borrower in favor of Lender pursuant to which Borrower collaterally assigns to Lender, as security for the payment and performance of all of the Obligations, all of the Borrower's rights under the architectural agreement with respect to the construction of the Improvements, together with the Plans and Specifications and all engineering contracts and engineering specifications related thereto; (ii) that certain Collateral Assignment, Security Agreement and Account Agreement (re Escrow Account), in a form acceptable to Lender, pursuant to which Borrower collaterally assigns to Lender, as security for the payment and performance of the Obligations, all of Borrower's rights in the Escrow (as defined in the Receivables Loan Agreement) and the agreement under which the Escrow is maintained, which Assignment shall be executed prior to the making of the first advance of the Working Capital Loan; (iii) that certain Collateral Assignment of Rights under Construction Contract and Guarantee Agreement of even date herewith, in a form acceptable to Lender, executed by Borrower in favor of Lender pursuant to which Borrower collaterally assigns to Lender, as security for the payment and performance of all of the Obligations, all of Borrower's rights under the Construction Contract with the General Contractor and under the Guarantee Agreement with the General Contractor's corporate parent; (iv) that certain Collateral Assignment of Engineering Specifications and Rights under Engineering Services Contract of even date herewith, in a form acceptable to Lender, executed by Borrower in favor of Lender pursuant to which Borrower collaterally assigns to Lender as security for the payment and performance of all of the Obligations, all of Borrower's rights under the Engineering Services Contract with respect to the construction of the Improvements together with the engineering plans and specifications related thereto; (v) that certain Collateral Assignment of Material Contracts of even date herewith, in a form acceptable to Lender, executed by Borrower in favor of Lender, pursuant to which Borrower collaterally assigns to Lender, as security for payment and performance of all the Obligations, all of Borrower's rights under the Material Agreements and the other agreements referenced therein; (vi) that certain Collateral Assignment of Project Rights and Documents, of even date herewith, in a form acceptable to Lender, executed by Borrower in favor of Lender pursuant to which Borrower collaterally assigns to Lender, as security for the payment and performance of the Obligations, all of Borrower's rights in certain project rights and documents more fully described therein; and (viii) that certain Collateral Assignment of Management Agreement, of even date herewith, in a form acceptable to Lender, executed by Resort Management International, Inc. in favor of Lender pursuant to which Resort Management International, Inc. collaterally assigns to Lender, as security for the payment and performance of all of the Obligations, all of Resort Management International, Inc.'s rights under the its management agreement with Borrower.

               "Association" shall mean the owner's association formed in connection with Real Property.

               "Business Day" shall mean a calendar day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona or New York, New York are required to close.

               "Capital Expenditure" shall mean payments that are made by the Borrower for the lease, purchase, improvement, construction or use of any Property, the value of which under GAAP is required to be capitalized and shall include, without limitation, payments for the installment purchase of Property and payments under capitalized leases.

               "Cash Flow" shall mean, for any period, the net income or loss of Borrower, determined in accordance with GAAP (excluding the effect of any extraordinary gains or losses from the sale of property not in the ordinary course of business), plus each of the following items to the extent
                          ----
     deducted from the revenues of Borrower in calculating the net income: (A) depreciation; (B) amortization; and (C) interest and taxes during such period, and less Capital Expenditures to the extent paid in such period.
                 ----

               "Chevron Easement" shall mean an easement executed by STRA in favor of Borrower granting to Borrower, and its successors and assigns, a perpetual easement over the parcel of real property located on the northeast corner of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described in the attached Exhibit "D".
                                                                  -----------

                     "Chevron Environmental Indemnity" shall mean certain

     Environmental Agreement (Ski Run Site) dated as of July, 1995, by and among Chevron U.S.A. Products Company, a division of Chevron U.S.A., Inc.; STRA; Richard K. Diamond, as Chapter 11 trustee of E1 Dorado Improvement Corporation and Argosy/KOAR Group, Inc. a Georgia corporation, Argosy/KOAR Group, Inc.'s interest in which was assigned to Lake Tahoe Resort Partners, L.P. on November 14, 1995, pursuant to Assignment and Assumption of Environmental Agreement (Ski Run Site), and Lake Tahoe Resort Partners L.P.'s interest in which was assigned to Borrower on March 1, 1996 pursuant to that certain Assignment and Assumption of Environmental Agreement (Ski Run Site).

                   "City" shall mean the City of South Lake Tahoe, California a California municipal corporation.

                   "Closing Date" shall mean April 29, 1996.

                   "Collateral" shall mean the Property upon which Lender is granted a mortgage, deed of trust, pledge, assignment, lien, charge, encumbrance or security interest of any kind, pursuant to the Security Documents.

                   "Completion" or "Completed" or "Complete" when referring to the Improvements (or to the Improvements within a particular Phase if the contexts to requires), shall mean the day each of the following has occurred: (i) Borrower has received a final and unconditional certificate of occupancy, as to the structures constituting the Improvements (or the Improvements within a particular Phase if the context so requires), and an unconditional acceptance as to the balance of the Improvements (or the Improvements within a particular Phase if the context so requires), issued by the political subdivision authorized to issue same; (ii) Borrower has received all Approvals required in order to permit Borrower to sell Time-Share Interest and operate the Real Property as a time-share resort (including, without limitation, a Public Report issued by the California Department of Real Estate, containing such conditions as are acceptable to Lender), (iii) Borrower has received complete "as built" plans and specifications; (iv) Lender has received certificates of substantial completion from Borrower's architect, with respect to all of the Improvements (or with respect to the Improvements within a particular Phase if the context so requires) to be constructed pursuant to the Plans and Specifications, which certificates of substantial completion have been approved by Lender's Inspector and indicate that all material "punchlist" items have been completed; and (v) Borrower supplies Lender, upon request, with evidence satisfactory to Lender that Borrower has acquired from STRA a sufficient number of Sewer Units and TAUs as are necessary in order for Borrower to obtain a certificate of occupancy with respect to such Completed Phase.

                   "Construction Budget" shall mean an AIA form construction budget and projected monthly funding schedule with respect to the construction of the Improvements as approved by Lender. A separate Construction Budget shall be supplied with respect to each Phase. The Construction Budget shall be supported by firm contracts or purchase orders, must contain and detail all "soft" costs, and all costs for furniture, fixtures and equipment. Lender must be satisfied that any amounts budgeted for "construction overhead," if any, does not represent a developer fee of any kind, except to the extent clearly disclosed in the Construction Budget, as approved by Lender. The Construction Budget shall include an interest reserve (the "Interest Reserve") in the amount of $1,000,000 with respect to Phase I, in the amount of $500,000, with respect to Phase II and in the amount of $200,000, with respect to Phase III. The Construction Budget shall also include a contingency reserve (the "Contingency Reserve") in the amount of $750,000 with respect to Phase I, in the amount of $375,000 with respect to Phase II and in the amount of $245,000 with respect to Phase III. Any Contingency Reserve that is not used with regard to a particular Phase shall be available for use in subsequent Phases. The Construction Budget shall not include any fees or other amount payable to Borrower or its Affiliates, except to the extent clearly disclosed in the Construction Budget, as approved by Lender. The Construction Budget shall be accompanied by a final itemized breakdown of the cost to (i) construct the Improvements, and (ii) acquire the furniture, fixtures and equipment to be contained within the Improvements indicating that the Construction Loan will be sufficient to pay for the construction of the Improvements and acquisition of the furniture, fixtures and equipment.

                   "Construction Loan" shall have the meaning set forth in the Recitals hereof.

                   "Construction Loan Documents" shall mean this Agreement, the Construction Note, the Security Documents, the Environmental Certificate, the Affiliate Debt Subordination Agreement, the Guarantee, and each and every other document, instrument or writing executed or delivered by Borrower in connection with the Construction Loan, as the same are hereafter amended, renewed, replaced or restated.

                   "Construction Note" shall mean that certain Construction Promissory Note, of even date herewith, in the amount of $28,000,000, in a form acceptable to Lender.

                   "Contingency Reserve" is defined within the definition of

     Construction Budget.

               "DDA" shall mean that certain First Amended Ski Run Project Disposition and Development Agreement by and between STRA and Argosy/KOAR Group, Inc., a Georgia corporation, dated as of August 4, 1995; as amended by that certain First Addendum to First Amended Ski Run Project Disposition and Development Agreement dated as of October, 1995 between STRA and Argosy/KOAR, Inc., as further amended by the STRA Environmental Indemnity; as further amended by the First Amended Ski Run Project Disposition and Development Agreement, Operating Memorandum No. 2 dated as of April 26, 1996; and as further amended by the First Amended Ski Run Project Disposition and Development Agreement, Operating Memorandum No. 3 dated as of April 26, 1996, Argosy/KOAR Group, Inc.'s interest in which was assigned to Lake Tahoe Resort Partners, L.P. on November 14, 1995, pursuant to that certain Assignment and Assumption of First Amended Ski Run Project Disposition and Development Agreement, and Lake Tahoe Resort Partners, L.P.'s interest in which was assigned to Borrower on March 1, 1996 pursuant to that certain Assignment and Assumption of First Amended Ski
     Run Project Disposition and Development Agreement.

               "Development Agreement" shall mean that certain Ski Run Project Development Agreement by and between the City and Argosy/KOAR Group, Inc., dated as of November 21, 1995, as amended by that certain Ski Run Project Development Agreement, Operating Memorandum No. A dated as of April 26, 1996, Argosy/KOAR Group, Inc.'s interest in which was assigned to Lake Tahoe Resort Partners, L.P. on November 14, 1995 pursuant to that certain Assignment and Assumption of Development Agreement, and Lake Tahoe Resort Partners, L.P.'s interest in which was assigned to Borrower on March 1, 1996 pursuant to that certain Assignment and Assumption of Development Agreement.

               "Disbursement Request" shall have the meaning set forth in Paragraph 24(a)(i) hereof.
     ------------------

               "Distribution" shall mean any distribution, advance, payment or loan to any shareholder, officer, director, member or Affiliate of Borrower or of any of the foregoing, including, but not limited to, loan repayments, dividends, bonuses, salary, other compensation and management fees.

               "Dynamic Acquisition Documents" shall mean that certain Purchase and Sale Agreement dated as of August 18, 1994, by and among KOAR Group, Inc. and Argosy/KOAR Group, Inc. ("KOAR/Argosy"), Richard K. Diamond as Trustee and Dynamic Finance Corporation, as
     amended by that certain Implementation Agreement relating to Purchase and Sale Agreement dated as of November 13, 1995, KOAR/Argosy's interests in which it was assigned to Borrower by mesne conveyances.
                                          -----

               "Dynamic Loan Documents" shall mean the documents evidencing and securing the Dynamic Loan Facility.

               "Dynamic Loan Facility" shall mean that certain One Million Eight Hundred Thousand Dollar ($1,800,000.00) loan made by Dynamic Finance Corporation to Borrower pursuant to the Dynamic Acquisition Document.

               "Environmental Certificate" shall mean that certain Environmental Certificate with Representations, Covenants and Warranties, of even date herewith, executed by the Borrower and related to the Real Property.

               "Equity" shall mean cash equity contributed or required to be contributed to Borrower by its members.

               "Event of Default" shall have the meaning set forth in Paragraph
                                                                      ---------
     13.1 hereof.
     ----

               "First Mortgage" shall mean that certain Deed of Trust, Assignment of Rents and Proceeds and Security Agreement, of even date herewith, in a form acceptable to Lender, to be recorded as a first priority lien against the 186-Unit Parcel, the Garage Parcel and the Chevron Easement, and the Improvements located and to be located on all of the foregoing, as security for the payment and performance of all of the Obligations.

               "Force Majeure" shall mean acts of God and other natural disasters, fires or explosions, transportation difficulties, strike, lock-outs or other industrial disturbances, war, breakage or accident to machinery or equipment, shortage of or inability to obtain raw materials, any law, rule or action of any court or of any other instrumentality of the Federal or any State or local government or any other cause or causes beyond Borrower's reasonable control, whether similar or dissimilar to those above; provided that the same does not arise as a result of
                  -------------
     Borrower's failure to pay money, the same is not willfully done or brought about by Borrower or any Affiliate and Borrower gives Lender written notice of the occurrence of such event within ten (10) days following its occurrence.

               "GAAP" shall mean generally accepted accounting principles in effect from time to time, consistently applied, throughout the period involved and with prior periods, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successors thereto.

               "Garage Parcel" shall mean that parcel of real property located on the southwest comer of U.S. Highway No. 50 and Ski Run Boulevard, in South Lake Tahoe, California, more fully described in the attached Exhibit
                                                                        -------
     "E".
     ---

               "General and Administrative Expenses" shall mean all expenses of Borrower less (i) Marketing Expenses, (ii) interest on the Construction Loan, the Working Capital Loan and the Receivables Loan and (iii) Borrower's cost of Time-Share Interest sold.

               "General Contractor" shall mean, individually and collectively, the General Contractor or General Contractors responsible for constructing the Improvements.

               "Guarantee" shall mean, individually and collectively, a written Guarantee Agreement, in such form as Lender shall prescribe, executed and delivered by a Person (or Persons) to Lender, under the terms and conditions of which such Person (or Persons), as Guarantor(s), shall individually and/or jointly and severally guarantee Borrower's Performance of all of its Obligations under the Receivables Loan Documents.

               "Guarantor" shall mean individually, a Person, and collectively each and every Person, who executes and delivers to Lender a Guarantee pursuant to the terms and conditions of this Agreement. The Guarantors of this Loan are KGK and AKGI.



               "Improvements" shall have the meaning set forth in the Recitals hereto.


               "Incentive Fee" shall have the meaning set forth in the Receivables Loan Agreement.

               "Incipient Default" shall mean any act or event which with notice, passage of time or both would constitute an Event of Default.

               "Interest Rate" shall mean an annual rate equal to the Prime Rate plus 2%, to be adjusted on the first Business Day of each month.

               "Interest Reserve" is defined within the definition of Construction Budget.

               "Job Progress Schedule" shall mean a schedule showing the planned timing, progress of construction and completion date for the Improvements. A separate Job Progress Schedule shall be prepared with respect to each Phase.

               "KGK" shall mean KGK Lake Tahoe Development, Inc., a California corporation.

               "Lender's Inspector" shall mean an independent inspector, architect or engineer, of Lender's choosing, but retained at the cost of Borrower, to assist Lender with all aspects of construction of the Improvements, such as, without limitation, approving Plans and Specifications, Job Progress Schedule, Construction Budget, draw requests, construction contracts, and architectural contracts and making monthly inspections as the construction of the Improvements progresses.

               "Loan Balancing Equity" shall have the meaning set forth in Paragraph 7.3 hereof.
     -------------



               "Loan Fee" shall have the meaning set forth in Paragraph
                                                               ---------
      3.1 hereof.
      ---

               "Major Elements of Construction" an element of construction of the Improvements the cost of which, as reflected in the Construction Budget, exceeds $25,000.

               "Major Subcontractor" shall mean a Subcontractor who is reasonably expected to receive $100,000 or more in compensation in connection with the construction of the Improvements.

               "Marketing Expenses" shall mean the aggregate of all expenses incurred in the sale and marketing of Time-Share Interests, including without limitation, all costs and expenses for advertising, mailing, consumer premiums, referral and lead generation, closing costs and sales commissions.

               "Material Agreements" shall mean, individually and collectively, the DDA (including, without limitation, the STRA Environmental Indemnity), the Development Agreement and the Chevron Environmental Indemnity, and all amendments, modifications and replacements thereof.

               "Maturity Date" shall have the meaning set forth in Paragraph 2.2
                                                                   -------------
     hereof.

               "Net Income" shall mean the net income or loss of Borrower, determined in accordance with GAAP (excluding the effect of any extraordinary gains or losses from the sale of property not in the ordinary course of business).

               "Net Sale" shall mean gross sales of Time-Share Interests during such quarterly period reduced only by cancellations thereof.

               "Obligations" shall mean each and every obligation, duty, covenant, undertaking and condition which Borrower is required or has agreed to perform under the Receivables Loan Documents and the Construction Loan Documents, and each and every obligation of Borrower now or hereafter owing to Lender.

               "Overdue Rate" a rate of interest per annum equal to four percent (4%) above the then Interest Rate, computed on the basis of the actual number of days elapsed using a 360 day year, provided, however, that, in no event shall such interest rate be greater than the maximum rate permitted under the Applicable Usury Law.

               "Permitted Exceptions" shall mean those matters set forth on the attached Exhibit "F". Permitted Exceptions shall include, as to the 24-Unit
              -----------
     Parcel and Annexable Parcel only, the lien in favor of Dynamic Finance Corporation to secure the Dynamic Loan Facility.

               "Person" shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, governmental body, or other entity, whether acting in an individual, fiduciary or other capacity.

               "Phase" shall mean any of Phase I, Phase II or Phase III.

               "Phase I" shall mean that portion of the Improvements consisting of the initial 66 time-share units to be constructed on the 186-Unit Parcel together with other Improvements set forth in the Plans and Specifications, approved by Lender, with respect to such Phase.

               "Phase II" shall mean that portion of the Improvements consisting of the second 40 time-share units to be constructed on the 186-Unit Parcel together with other Improvements set forth in the Plans and Specifications, approved by Lender, with respect to such Phase.

               "Phase III" shall mean that portion of the Improvements consisting of the third 40 time-share units to be constructed on the 186-Unit

     Parcel together with other Improvements set forth in the Plans and Specifications, approved by Lender, with respect to such Phase.


               "Phase I Advances" shall mean an Advance for the construction of Phase I.


               "Phase II Advances" shall mean an Advance for the construction of Phase II.

               "Phase III Advances" shall mean an Advance for the construction of Phase III.

               "Plans and Specifications" shall have the meaning set forth in the Recitals hereto.

               "Prime Rate" shall mean the rate of interest publicly announced from time to time by Citibank, N.A. as its fluctuating "corporate base rate" or equivalent rate of interest charged to its most creditworthy commercial borrowers notwithstanding the fact that some borrowers of Citibank, N.A. may borrower at rates less than such announced Prime Rate.

               "Project" shall mean, collectively, the Real Property and the Improvements.

               "Project Documents" shall mean all operating, management, marketing, supervision, nondisturbance, cross-use, parking agreements and all other documents, instruments or agreements relating to the ownership, development, construction, maintenance, repair, leasing, management, marketing and operation of the Project.

               "Property" shall mean all types of real, personal or mixed property and all types of tangible or intangible property.

               "Real Property" shall mean, collectively, the 186-Unit Parcel, the Chevron Easement, the Garage Parcel, the Annexable Parcel and the 24-Unit Parcel.

               "Receivables Collateral" shall have the meaning set forth in the Receivables Loan Agreement.

               "Receivables Loan" shall have the meaning set forth in the Recitals hereto.

               "Receivables Loan Agreement" shall have the meaning set forth in the Recitals hereto.

               "Receivables Loan Documents" shall have the meaning set forth in the Receivables Loan Agreement.

               "Retention Funds" shall have the meaning set forth in Paragraph
                                                                     ---------
     2.3(a) hereof.
     ------

               "Second Mortgage" shall mean that certain Deed of Trust, Assignment of Rents and Proceeds and Security Agreement, of even date herewith, in form acceptable to Lender, to be recorded as a second priority lien (subject to the lien securing the Dynamic Loan Facility) against the 24-Unit Parcel and the Annexable Parcel and the improvements located and to be located on all of the foregoing.

               "Security Documents" shall mean, individually and collectively, the Assignments, the First Mortgage, the Second Mortgage and the Uniform Commercial Code Financing Statements.

               "Sewer Units" shall mean sewage treatment capacity which must be acquired by STRA and transferred to Borrower in accordance with the terms of the DDA.

               "STRA" shall mean the South Lake Tahoe Redevelopment Agency, a California municipal corporation.

               "STRA Environmental Indemnity" shall mean that certain First Amended Ski Run Project Disposition and Development Agreement, Operating Memorandum No. 1 dated as of March, 1996 between STRA and Borrower. The STRA Environmental Indemnity is included within the DDA, as that term is defined in this Agreement.

               "Subcontractor" shall mean any subcontractor, materialman or supplier (other than the General Contractor) who is supplying labor or materials in connection with the construction of the Improvements.

               "TAUs" shall mean tourist accommodation units which must be retired by STRA in accordance with the terms and conditions of the DDA.

               "Time-Share Interests" shall have the meaning set forth in the Receivables Loan Agreement.

               "Title Policy" shall have the meaning set forth in Paragraph
                                                                  ---------
     6.3(i)(c) hereof.
     ---------

               "Working Capital Loan" shall have the meaning set forth in the Recitals hereto.

     2. LOAN COMMITMENT: ADVANCES
        -------------------------

        2.1  THE CONSTRUCTION LOAN. Subject to the conditions herein set
             ---------------------
forth, Lender agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions herein expressed, amounts that shall not exceed (i) at any one time, the sum of $28,000,000 and, (i) in the aggregate, the sum of $39,000,000 (the "Construction Loan"). The foregoing notwithstanding, under no circumstances shall the unpaid principal balance of the Construction Loan, together with the unpaid principal balance of the Receivables Loan and the Working Capital Loan exceed a total amount equal to $45,000,000, and Lender shall have no obligation to make any Advance hereunder if such Advance would cause the foregoing limitation to be exceeded. The proceeds of the Construction Loan, together with Loan Balancing Equity, shall be (i) used to construct the Improvements and pay other costs and expenses in the amounts and to the extent set forth in the Construction Budget and (ii) disbursed only in accordance with the Job Progress Schedule and Construction Budget approved by Lender. Equity in the amount of $10,000,000 shall be used by Borrower to acquire the Real Property and fund operating expenses of the Borrower incurred during the pre-development and construction stages of Project. Anything to the contrary notwithstanding, in the event Borrower does not satisfy all of the conditions precedent to making the first Advance on or before the Closing Date, (i) the entire Loan Fee shall nevertheless be deemed earned by Lender in consideration for Lender's holding itself ready and willing to make the Construction Loan upon the terms and conditions set forth herein and (ii) Lender shall have no further obligation to make the Receivables Loan, the Construction Loan or the Working Capital Loan. The retention of the Loan Fee is in addition to Borrower's obligations under Paragraph 15.7 hereof.
--------------

        2.2  THE NOTE. The Construction Loan shall be a revolving loan and
             --------
shall be evidenced by the Construction Note of Borrower, executed and delivered simultaneously with the execution of this Agreement, in the amount of $28,000,000, payable to Lender upon the terms and conditions contained therein. Interest on Phase I Advances shall be paid from the interest reserve established in connection with Phase I until such time as such interest reserve is exhausted, whereupon, any further interest due and owing on Phase I Advances shall be paid from Borrower's own funds. Interest on Phase II Advances shall be paid from the interest reserve established in connection with Phase II until such time as such interest reserve is exhausted, whereupon, any further interest due and owing on Phase II Advances shall be paid from Borrower's own funds. Interest on Phase III Advances shall be paid from the interest reserve established in connection with Phase III until such time as such interest reserve is exhausted, whereupon, any further interest due and owing on Phase III Advances shall be paid from Borrower's own funds. The principal balance of the Construction Loan, all accrued interest and any other sums due and owing pursuant to the Construction Loan Documents shall be due and payable in full on (the "Maturity Date") the first day of the forty-eighth month
                        --------------
following the making of the first Advance (but in no event later than April 30, 2000); provided, however, that Borrower shall make principal payments through interval release fees or otherwise as may be necessary from time to time so that the outstanding principal balance of the Phase I Advances does not exceed Three Million Eight Hundred Thousand Dollars ($3,800,000) on the earlier to occur of December 31, 1998 or the sale of 3,162 Time-Share Interests in Phase I and further provided that Borrower shall make a principal payment through interval release fees or otherwise as may be necessary from time to time so that the outstanding principal balance of the Phase II Advances does not exceed Five Hundred Thousand Dollars ($500,000) on the earlier to occur of December 31, 1999 or the sale by Borrower of 2,040 Time-Share Interests in Phase II. The sale of a Time-Share Interests is deemed to occur at such time as Borrower's deed to a purchaser is placed of public record.

          2.3 ADVANCES. Lender shall make Advances in accordance with one or
              --------
more of the options described below; upon the occurrence of any event described in this Paragraph 2.3, Lender may cease Advances under one option and thereafter
        -------------
make Advances under the other option:

                (a) Upon receipt by Lender of a Disbursement Request described below, together with all of the items described in Paragraph
                                                                       ---------
          2.4 hereof that are required by Lender in connection with that
          ---
          Advance, Lender shall make Advances no more frequently than once per month as construction progresses, in amounts equal to ninety percent (90%) of expenditures for labor performed and material supplied under the construction contract for construction of the Improvements in accordance with the Plans and Specifications during the period immediately preceding that Advance, together with one hundred percent (100%) of expenditures for (i) indirect construction costs related to the construction of the Improvements other than labor and materials, such as permit fees, architect and engineering fees, interest and taxes, but not including any profit to Borrower or any Affiliate of Borrower, (ii) general conditions with respect to the General Contractor and (iii) specific expenditures for labor performed and material supplied under the construction contract for construction of the Improvements in accordance with the Plans and Specifications during the period immediately preceding that Advance, approved by Lender on a case-by-case basis. In no event shall any portion of the Construction Loan or Equity be advanced to pay fees or other amounts to Borrower or any of its partners, members or Affiliates, except to the extent provided in Paragraph 10.8.l(xi) hereof. The amount equal
                                 --------------------
          to ten percent (10%) of the expenditures for labor performed and material supplied under the construction contract for construction of the Improvements in accordance with the Plans and Specifications not disbursed pursuant to the foregoing (hereinafter called the "Retention
                                                                       ---------
          Funds") shall be disbursed upon a date to be determined at Lender's
          -----
          discretion but not later than fifteen (15) days after receipt by Lender of the items specified above that are conditional to the making of an Advance and (as to the General Contractor) receipt and approval by Lender of the items described in Paragraph 25(a) hereof and (as to
                                              ---------------
          each Subcontractor) receipt and approval by Lender of the items described in Paragraph 2.5(b).
                       ----------------

                (b) (i) Upon the occurrence of any Event of Default, (ii) at any time that Lender determines from its own inspection that the Improvements are not being constructed (A) in material accordance with the Plans and Specifications, (B) in material accordance with the Job Progress Schedule or (C) in material conformity with cost estimates approved by Lender or (iii) at any time Lender determines from its own inspection that requisite and reasonably acceptable standards of workmanship are not being met, then Lender shall have the right (which right, in connection with the occurrence of the events set forth in clauses (ii) and (iii) above shall be exercised only upon the giving by Lender to Borrower of 30 days prior written notice and the failure of Borrower within such 30-day period to remedy the cause for Lender's actions) to take over and complete construction of the Improvements by or through any agent, contractor or subcontractor of its selection and may make Advances and disburse any funds deposited with Lender by Borrower in payment of the costs, expenses, fees, attorneys' fees and other charges, together with reasonable allowances for supervision, incurred in connection with such taking over and completion. In the event proceeds of the Construction Loan and amounts deposited by Borrower are insufficient to pay all of the same, the unpaid amount thereof shall be an indebtedness of Borrower to Lender, payable immediately without demand or notice, shall bear interest at the highest rate payable under the Note, and shall be secured by all of the Security Documents.

           2.4 (a) CONDITIONS TO EACH ADVANCE. When Borrower believes it is
                   --------------------------
     entitled to an Advance, Borrower shall furnish Lender with the following all in form satisfactory to Lender, at least ten (10) Business Days prior to the date that the Advance is to be made:

                (i) Disbursement Request (the "Disbursement Request") in the
                                               --------------------
          form of (i) AIA Form G702, (ii) AIA Form G702A and (iii) the Borrower's Affidavit attached hereto as Exhibit 24(a)(i) hereof, fully
                                                  ----------------
          completed and executed. Any materials covered by a Disbursement Request must be suitably stored at the construction site or, if required by Lender, actually incorporated into the Improvements.

                (ii) The certification by Borrower, the Borrower's supervising architect, the General Contractor, and Lender's Inspector, that: (A) all work (including work, the cost of which was paid from sources other than the Construction Loan) performed is in substantial accordance with the Plans and Specifications; (B) all governmental licenses and permits required for the Improvements as then completed have been obtained and will be exhibited to the Lender upon request;
          (C) the Improvements (including Improvements, the cost of which was paid from sources other than the Construction Loan) as then completed do not violate, and, if further completed in accordance with the Plans and Specifications, will not violate any law, ordinance, rule or regulation or covenant, condition or restriction affecting the Real Property; (D) the remaining undisbursed proceeds of the Construction Loan are sufficient to pay for the completion of the Improvements; (E) the information set forth in the Disbursement Request is true and accurate in all material respects; (F) the Advance is in an amount not in excess of the value of the work and materials for which such Advance is requested.

                (iii) Paid invoices and lien waivers relating to the construction of the Improvements for all work through the date of the previous Disbursement Request.

                (iv) Evidence that any inspection required by any state, city or other governmental authority has been completed with results satisfactory to that authority.

                (v) Certification by Borrower, the Borrower's supervisory architect and Lender's Inspector of the percentage to which the Improvements have been completed.

                (vi) The certification by Borrower and the determination by Lender that no Event of Default exists and no event or condition exists that with notice or lapse of time, or both, would constitute an Event of Default.

                (vii) An irrevocable commitment from Lender's title insurer to issue an endorsement to Lender's title insurance policy, increasing the policy amount by the amount of the contemplated Advance and insuring that no intervening matters have affected the priority of the First Mortgage or the Second Mortgage (which commitment shall be supplied to Lender immediately prior to the contemplated Advance, the provisions of the introductory portion of this Paragraph 2.4(a) to the
                                                         ----------------
          contrary notwithstanding).

                (viii) Such other information and documents as Lender may reasonably require.

               (b) CONDITIONS TO DISBURSEMENT OF EQUITY. Loan Balancing
                   ------------------------------------
     Equity or other monies paid by Borrower in payment of the construction costs for the Improvements shall be disbursed by Borrower, in the payment of such construction costs, only upon satisfaction of same terms and conditions that would be applicable if the Equity and other monies were proceeds from the Loan and were being disbursed by Lender. Without limiting the generality of the foregoing, such Equity and other monies shall not be disbursed without the satisfaction of the conditions set forth in Paragraph
                                                                       ---------
     2.4(a) hereof.
     ------

               (c) PHASING OF ADVANCES. Lender shall have no obligation to
                   -------------------
     make Phase I Advances unless and until each of the conditions precedent set forth in Paragraphs 2.4 and 2.5 and in Sections 6 and 7 have been
              --------------     ---        ----------     -
     satisfied. In no event shall the Phase I Advances exceed, in the aggregate, the sum of $22,000,000 and Lender shall have no obligation to make any Phase I Advances if the making of such Advances would cause the foregoing limitation to be exceeded. In the event for any reason a Phase I Advance exceeds the foregoing limit, then Borrower shall, upon demand, immediately make a principal payment to Lender in an amount equal to such excess plus accrued and unpaid interest thereon. Lender shall have no obligation to make any Phase II Advances unless and until (i) each of the conditions precedent set forth in Paragraphs 2.4 and 2.5 and in Sections 6 and 7 have
                            --------------     ---        ----------     -
     been satisfied; (ii) Phase I has been Completed; (iii) Lender is satisfied, in its sole discretion, with the financial condition of Borrower and with the pace at which sales of Time-Share Interests from Phase I are being sold; (iv) the total cost, determined in Lender's discretion, to Complete Phase II, together with the then unpaid principal balance of the Construction Loan, does not exceed $28,000,000; (v) the total cost, determined in Lender's discretion, to Complete Phase II, together with the then unpaid principal balance of each of the Construction Loan, Receivables

     Loan and the Working Capital Loan does not exceed $45,000,000; (vi) there does not then exist an Event of Default or an Incipient Default; and (vii) Lender has received and approved the Construction Budget and Job Progress Schedule for Phase II and the Construction Budget reflects a total cost to construct and Complete Phase II of no more than $10,300,000. In no event shall the Phase II Advances exceed, in the aggregate, the sum of $10,300,000 and Lender shall have no obligation to make any Phase II Advances if the making of such Advance would cause the foregoing limitation to be exceeded. In the event for any reason a Phase II Advance exceeds the foregoing limit, then Borrower shall, upon demand, immediately make a principal payment to Lender in an amount equal to such excess plus accrued and unpaid interest thereon. Lender shall have no obligation to make any Phase III Advances unless and until (i) each of the conditions precedent set forth in Paragraphs 2.4 and 2.5 and in Sections 6 and 7 hereof have
                  --------------     ---        ----------     -
     been satisfied; (ii) Phase II has been Completed; (iii) Lender is satisfied, in its sole discretion, with the financial condition of Borrower and with the pace at which sales of Time-Share Interest from Phases I and II are being sold; (iv) the total cost, determined in Lender's discretion, to Complete Phase III, together with the then unpaid principal balance of the Construction Loan does not exceed $28,000,000; (v) the total cost, determined in Lender's discretion, to Complete Phase III together with the then unpaid principal balance of each of the Construction Loan, Receivables Loan and the Working Capital Loan does not exceed $45,000,000; (vi) there does not then exist an Event of Default or an Incipient Default; and (vii) Lender has received and approved the Construction Budget and Job Progress Schedule for Phase III and the Construction Budget reflects a total cost to construct and Complete Phase III of no more than $6,700,000. In no event shall the Phase III Advances exceed $6,700,000 and Lender shall have no obligation to make Phase III Advances if the making of such Advance would cause the foregoing limitation to be exceeded. In the event, for any reason, Phase III Advance exceeds the foregoing limit, then Borrower shall, upon demand, immediately make a principal payment to Lender in an amount equal to such excess plus accrued and unpaid interest thereon.

           2.5 (a) CONDITIONS TO DISBURSEMENT OF RETENTION FUNDS. Except as
                   ---------------------------------------------
     otherwise provided with respect to the early release of retention funds as provided in subparagraph (b) below, upon Completion of the Improvements,
                 ----------------
     Borrower shall furnish Lender with the following, all in form and content satisfactory to Lender, as a condition precedent to disbursement of the remaining balance of the Retention Funds; provided, however, that to the
                                               --------  -------
     extent a particular condition pertains solely only to a particular Phase, such condition need not be satisfied, as to such Phase, until such time as Borrower requests the disbursement of the remaining balance of the Retention Funds with respect to such Phase:

                (i) The certification by the Borrower's supervising architect, the General Contractor, Borrower and Lender's Inspector that the Improvements have been Completed substantially in accordance with the Plans and Specifications;

                (ii) A final and unconditional certificate of occupancy (or its equivalent as relating to the Improvements) issued by the political subdivision authorized to issue such certificate together with all other necessary governmental permits and approval from the political subdivision authorized to issue such permits and approvals as required by such political subdivision; provided, however, that Borrower may, in lieu of providing a final and unconditional certificate of occupancy, provide to Lender a temporary certificate of occupancy which provides for the issuance by the applicable governing entity of a final and unconditional certificate of occupancy upon the satisfaction of conditions which are deemed to be nonmaterial by Lender, are otherwise acceptable to Lender and with respect to which Borrower provides assurances satisfactory to Lender that such conditions are or will be promptly satisfied;

                (iii) The certification by Lender's Inspector that the Improvements have been fully Completed substantially in accordance with the Plans and Specifications and within the boundary lines of the Real Property;

                (iv) Full, unconditional lien waivers from all persons or entities (including, without limitation, the General Contractor and all Subcontractors) for all labor performed and/or materials supplied in connection with the construction of the Improvements, subject to the receipt of the final payment due and owing to such person;

                (v) An affidavit of full payment of debts and claims executed by the General Contractor and all Subcontractors, subject to the receipt of the final payment due and owing to such person;

                (vi) Written certification from Borrower's supervising architect that each final punch list item for the Improvements has been completed;

                (vii) Copies of all special inspection reports, certificates or any similar items as required by any political subdivision relating to the Improvements;

                (viii) Copies of all guaranties for workmanship, and all warranties and maintenance agreements, relating to the completed Improvements; and

                (ix) Such other information and documents as Lender may reasonably require.

          In the event all of the conditions precedent to the disbursement of Retention Funds pursuant to this subparagraph 2.5(a) are satisfied with the
                                 -------------------
exception of the condition set forth in clause (vi) above, Retention Funds (other than as set forth in this sentence) will be disbursed on the condition that an amount equal to two times the amount necessary to complete the punchlist items (established by evidence satisfactory to Lender) shall not be disbursed until each punchlist item for the Improvements has been completed.

               (b) CONDITIONS TO DISBURSEMENT OF RETENTION FUNDS OWED TO
                   -----------------------------------------------------
     SUBCONTRACTORS. Borrower shall furnish Lender with the following, all in a
     --------------
     form and content satisfactory to Lender, as a condition precedent to the disbursement of the Retention Funds owed to a Subcontractor; provided,
                                                                  --------
     however, that to the extent a particular condition pertains only to a
     -------
     particular Phase, such condition need not be satisfied, as to such Phase, until such time as Borrower requests the disbursement of the remaining balance of the Retention Funds with respect to such Phase:

                (i) The certification by Borrower's supervising architect, the General Contractor, Borrower and Lender's Inspector that the Improvements to be constructed by such Subcontractor have been completed or the materials or work to be supplied or performed by such Subcontractor have been fully performed and supplied, substantially in accordance with the Plans and Specifications;

                (ii) Full, unconditional lien waivers from such Subcontractor for all labor performed or materials supplied in connection with the construction of the Improvements, subject to the receipt of the final payment due and owing to such Subcontractor;

                (iii) An affidavit of full payment of debts and claims executed by the Subcontractor, subject to the receipt of the final payment due and owing to such Subcontractor;

                (iv) Written certification from Borrower's supervising architect that each final punchlist item for the Improvements to be constructed by such Subcontractor has been completed;

                (v) Copies of all guaranties for workmanship and all warranties and maintenance agreements, relating to the Improvements completed by such Subcontractor; and

                (vi) Such other information and documents as Lender may reasonably require.

In the event all of the conditions precedent to the disbursement of Retention Funds pursuant to this subparagraph 2.5(b) are satisfied with the exception of
                       -------------------
the conditions set forth in clause (iv) above, Retention Funds (other than as set forth in this sentence) will be disbursed on the condition that an amount equal to two times the amount necessary to complete the punchlist items established by evidence satisfactory to Lender) shall not be disbursed until each punchlist item for the Improvements has been completed.

          2.6 INSPECTIONS ARE EXPENSE OF BORROWER. Borrower shall pay for all
              -----------------------------------
inspections, whether made by Lender's Inspector or by Lender.

          2.7 DISBURSEMENT OF ADVANCES. Any Advance made by Lender under any
              ------------------------
application for disbursement, or so much thereof as Lender may consider proper, may be disbursed, at Lender's election, to Borrower or its order or to both Borrower and the persons furnishing labor and/or materials, or, after the occurrence of an Event of Default and at all times thereafter whether or not such default is cured, directly to the persons furnishing labor and/or materials. Lender shall have no obligation to see that the disbursements made by it to Borrower or any designee of Borrower are actually used by that party to pay for labor and materials furnished for construction of the Improvements. Borrower acknowledges that Borrower assumes all risks in connection with any disbursement to any such designee. Lender shall have the right to make any Advance through Lender's title insurer.

          2.8 RIGHT TO WITHHOLD ADVANCES. Lender may withhold from any Advance
              --------------------------
or, on account of subsequently discovered evidence, withhold from a later Advance, or require the Borrower to repay to Lender any earlier Advance, as Lender in its discretion considers necessary to protect Lender from loss on account of (i) materially defective work on the Improvements that has not been remedied, (ii) any obligation required by this Agreement to have been performed that has not been performed, (iii) liens filed against the Real Property and Improvements or reasonable evidence that such liens will be filed, (iv) failure of Borrower to make properly due payments to contractors or subcontractors for material or labor, or (v) a reasonable doubt by Lender that construction of the Improvements can be completed with the undisbursed proceeds of the Construction Loan. Subject to the other provisions of this

Agreement, any amount so withheld shall be disbursed after the basis for such withholding has been cured or removed.

          2.9 RIGHT TO WITHHOLD FROM AMOUNTS ADVANCED. Under any option for
              ---------------------------------------
Advances, Lender, in its discretion, may withhold any payment or portion thereof until Lender has received releases of lien, waivers of lien or paid bills in form satisfactory to it for the period of time through the prior Advance. Lender shall have no obligation to require and/or obtain lien waivers or receipts, and, although Lender requires presentation to it of lien waivers and/or receipts, Lender shall have no responsibility for the validity thereof nor for the correctness of the amounts indicated thereon. No Advance by Lender shall constitute approval of any certification or relieve any person making such certification of responsibility therefor.

          2.10 ADVANCES TO PRESERVE COLLATERAL. Lender, from time to time, may
               -------------------------------
make Advances in payment of insurance premiums, taxes, assessments, liens or encumbrances existing against the Real Property and Improvements, interest accrued and payable upon the Construction Loan, and any charges and expenses that are the obligation of Borrower under this Agreement or any Security Document and any charges or matters necessary to preserve the Real Property and the Improvements or to cure any Event of Default.

          2.11 ADVANCES PRIOR TO SATISFACTION OF CONDITIONS. Although Lender
               --------------------------------------------
shall have no obligation to make any Advance unless and until all of the conditions and prior performances set forth herein have been kept, fulfilled or performed, and until all inspections, certifications, releases, waivers, or paid bills (for the period of time through the prior Advance) or other requirements set forth in this Section 2 have been made, delivered and complied with, Lender,
                  ---------
at its sole discretion, may make Advances prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions, prior performances and other requirements shall nevertheless be strictly and punctually complied with, fulfilled and performed; and, notwithstanding any such disbursement, Lender, at its discretion, may discontinue any further Advances at any time until all of the conditions, prior performances and other requirements of this Agreement have been strictly fulfilled, performed and complied with.

          2.12 ADVANCES WITHOUT PREJUDICE. In the event of any dispute that, in
               --------------------------
the good faith opinion of Lender, may endanger the timely completion of the Improvements or the fulfillment of any condition precedent or covenant herein, Lender may agree to make Advances for the account of Borrower without prejudice to Borrower's rights, if any, to recover such funds from the party to whom paid. Such agreement or agreements may take any form that Lender in its reasonable discretion deems proper, including, without limitation, agreements to indemnify a title insurer against possible assertion of lien claims and agreements to pay disputed amounts to contractors in the event Borrower is unable or unwilling to pay the same. All sums paid or agreed to be paid pursuant to such agreement shall be for the account of Borrower and shall be charged as an Advance. Lender will not make an Advance as to a disputed claim in the event Borrower posts a bond as to such claim, within ten (10) days after Borrower's receipt of actual knowledge of the claim, in a form and substance and from a surety acceptable to Lender.

          2.13 NO OTHER RIGHT TO ADVANCES. Borrower shall have no right to any
               --------------------------
Advance other than to have the same disbursed by Lender in accordance with one or more of the disbursement provisions contained in this Agreement. Any assignment or transfer, voluntary or involuntary, of this Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make Advances under one or more of the disbursement provisions herein, notwithstanding any such assignment or transfer.

          2.14 COMMITMENT TO MAKE ADVANCES. In no event shall Lender have the
               ---------------------------
obligation to make or Borrower have the right to demand an Advance after the earlier of (i) the first day of the thirty-sixth (36th) month following of the making of the first Advance or (ii) April 30, 1999.

           3.    LOAN FEE
                 --------

                 3.1 LOAN FEE; DEPOSIT. Borrower shall pay the Lender a loan fee
                     -----------------
in connection with the Construction Loan of one percent (1%) of each Advance (the "Loan Fee") which shall be deemed fully earned by Lender on the Closing
      --------
Date. The Loan Fee in the amount of one percent (1%) of each Advance shall be payable on the earlier of forty five (45) days following the making of such Advance or concurrently with the making of the next succeeding advance of the Receivables Loan or Working Capital Loan and such Loan Fee may be withheld from the advance of the Receivables Loan or Working Capital Loan so made. The payment of the Loan Fee is in addition to Borrower's obligation under Paragraph 15.7
                                                              --------------
hereof and is an addition to Borrower's obligation to pay a loan fee under the Receivables Loan Agreement.

           4.    SECURITY
                 --------

                 4.1 SECURITY FOR LOAN. Borrower shall cause the Obligation to
                     -----------------
be secured by the Security Documents and guaranteed by the Guarantor pursuant to the Guarantee.

           5.    RESERVED
                 --------

           6.    CONDITIONS PRECEDENT FOR CLOSING
                 --------------------------------

          The obligation of Lender to make the Construction Loan, and each and every Advance, is subject to the following express conditions precedent, all of which shall have been satisfied prior to the recording of the First Mortgage and Second Mortgage:

          6.1    CONSTRUCTION LOAN DOCUMENTS. Borrower shall have executed (or
                 ---------------------------
obtained the execution or issuance of) and delivered to Lender the following documents, all in form and substance satisfactory to Lender:

                 (a)  The Construction Loan Documents;

                 (b)  The Receivables Loan Documents; and

                 (c) Such other documents, instruments and assurances as Lender shall reasonably require to carry out and effect the intents and purposes of this Agreement.

          6.2 LOAN FEE. Lender shall have received that portion of the
              --------
Loan Fee then due and payable.

          6.3 DELIVERY OF OTHER ITEMS.
              ------------------------

               (i) Borrower, at its expense, shall have obtained and delivered to Lender the following items, all of which shall be in form and content satisfactory to Lender in Lender's sole discretion and shall be subject to approval in writing by Lender; provided, however, that as to the item described in subparagraph (s), (t), (u), (y), (z), and (bb) that pertain only to a particular Phase, such condition need not be satisfied, as to such Phase, until such time as Borrower requests an Advance with respect to such Phase.

                (a) Evidence satisfactory to Lender that upon the Closing Date, Borrower shall have good and marketable title to the Collateral.

                (b) A current survey of the Real Property by a licensed surveyor acceptable to Lender describing the boundaries of the Real Property and showing all means of ingress and egress to a public right-of-way, the location of all buildings and other improvements (including parking areas), rights-of-way, easements and other common facilities, and title exceptions able to be located thereon (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to

          ALTA and ASCM standards and any title company requirements. Following completion of the foundations and footings and prior to any Advance for footings and foundations, Borrower shall furnish to Lender an update of this survey showing the location of the footings and foundations and the proposed Improvements which shall be within the boundaries of the Real Property and shall not encroach on any easement area or any building setback requirement, and Lender shall review and approve or disapprove such updated survey within five (5) Business Days after its receipt thereof. Following completion of the Improvements, Borrower shall furnish to Lender an ALTA "as built" survey showing the location of the improvements upon the Real Property and showing all easements and other matters affecting the site. All surveys shall be certified to Lender and the title company issuing the Title Policy.

                (c) An ALTA extended coverage mortgagee's title insurance policy (the "Title Policy"), with such endorsements as Lender may require, issued by a title insurance company satisfactory to Lender in the amount of $34,500,000 insuring the lien of the First Mortgage and the Second Mortgage to be a first and prior lien upon the Real Property and Improvements as security for the payment and performance of all of the Obligations, subject only to the Permitted Exceptions, and insuring against any lien claims that could arise out of the construction of the Improvements on the Real Property. During the course of construction of the Improvements, Borrower shall provide Lender with such title insurance endorsements as Lender may reasonably require, including any endorsements Lender may reasonably require to insure that the Improvements shall have been constructed within the boundaries of the Real Property and in accordance with all applicable laws, covenants and restrictions. Upon Completion of the Improvements, Borrower shall deliver to Lender such further endorsements to the title insurance policy as Lender may reasonably require.

                (d) Evidence that the Real Property has ingress and egress to a dedicated street or highway.

                (e) Evidence of the degree to which the Real Property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development.

                (f) Evidence that all utilities and services to the Real

          Property and Improvements, including without limitation water, sewer, electric and telephone, are available or will be available as required, and will be provided in amounts that are sufficient to service the Improvements for their intended use.

                (g) Evidence that each type of off-site improvement for the Real Property has been completed and has been certified and/or accepted by any municipality, utility, county or other governmental entity whose certification or acceptance thereof is required.

                (h) Reserved.

                (i) Copies of any Declaration of Covenants, Conditions and Restrictions and related documents pertaining to the Real Property and the Improvements.

                (j) Evidence that all taxes and assessments levied against or affecting the Real Property have been paid current.

                (k) With respect to Borrower and each Guarantor or Person which is a corporation, general or limited partnership or limited liability company, certified copies of their articles, certificates and agreements of general or limited partnership, their articles of incorporation and by-laws or other articles of organization and operating agreement (and all amendments thereto), together with evidence that Borrower and each such Guarantor or Person is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are organized, and in each and every other jurisdiction where the nature of their respective businesses require them to be so qualified. With respect to Borrower and each Guarantor or Person which is a corporation, a general or limited partnership or a limited liability company, a copy of the resolutions certified to be true and complete by the corporate secretary, all of the general partners or all of the members (as the case may be), authorizing the execution, delivery and performance of the Construction Loan Documents, and evidencing the authority of all Persons executing the Construction Loan Documents on behalf of Borrower, the Guarantor, and such other Persons, and if Borrower, Guarantor or such Persons are operating under a fictitious name, a copy of the recorded certificate of fictitious name. No material change shall be made to any organizational documents previously submitted to Lender without Lender's written approval.

                (l) Evidence that any fees due to any broker utilized
          by Borrower in connection with the Construction Loan, the Receivables Loan or the Working Capital Loan have been paid, together with evidence of the payment by Borrower of any expenses payable in connection with the Construction Loan, the Receivables Loan and the Working Capital Loan, including, without limitation, those set forth in Paragraph 15.7. In any event, all broker's fees (other than fees
             --------------
          owed to a broker with whom Lender has a specific agreement) shall be borne by Borrower, and Borrower and such brokers shall indemnify and hold Lender harmless from any liability for the payment of any and all such brokerage fees.

                 (m) RESERVED.

                 (n) A fully executed and recorded copy of the plat for the Real Property.

                 (o) Evidence that the liens and security interests in the Collateral have been duly perfected as first and prior liens and security interests, and that there are no other financing statements or liens filed against Borrower or on the property of Borrower, except the Permitted Exceptions.

                 (p) The License Agreement between Borrower and Embassy Vacation Resorts, Inc. with respect to the Project; a comfort letter, in form and substance satisfactory to Lender, from Embassy Vacation Resorts, Inc. with respect to Lender's rights under the foregoing License Agreement; the Management Agreement between Borrower and Resort Management International, Inc.; and the Management Agreement between Resort Management International, Inc. and Embassy Vacation Resorts Suites, Inc.

                 (q) Such documents, instruments and agreements as Lender may require establishing that any and all indebtedness owed by Borrower to its officers, members or partners, to Guarantor, or to any relatives, shareholders, partners, members or Affiliates of Borrower or of Guarantor or any of the foregoing ("Affiliate Indebtedness"), is fully subordinated as to right and time of payment to the indebtedness to Lender contemplated herein and in the Receivables Loan Agreement, all as more fully provided in Paragraph 10.8 hereof.
                                    --------------

                 (r) Credit references and Dun & Bradstreet reports for Borrower and Guarantor; and UCC, tax lien, litigation and judgment searches for Borrower and Guarantor.

                (s) Two copies of the Plans and Specifications together with evidence that the same have been approved by all applicable federal, state and local authority.

                (t) Copies of firm and binding fixed price contracts, approved by Lender, for the General Contractor approved in writing by Lender and no later than two weeks prior to the making of an Advance against elements of the construction of the Improvements supplied by a Major Subcontractor, copies of firm and binding fixed contracts approved by Lender with respect to such elements, as set forth in the Construction Budget, with Major Subcontractors that have been approved in writing by Lender.

                (u) Financial statements for the General Contractor covering the year immediately preceding the date of this Agreement; evidence that the General Contractor is licensed by and authorized to do business in the State of California as a general contractor; and client and project lists, customer references, and resumes for the General Contractor.

                (v) A soil report, including drainage, boring and compacting data, bearing a date acceptable to Lender, by engineers acceptable to Lender, indicating that the soil conditions of the Real Property are suitable for construction of the Improvements without extraordinary land preparation and indicating approval of the proposed foundation design. Any recommendations in the approved soil report must be complied with and incorporated into the Plans and Specifications.

                (w) Evidence that the Real Property is properly zoned for the Improvements and their intended use as a time-share resort and that such zoning is final and not subject to challenge.

                (x) Such insurance as required by Lender, written by insurers and in amounts and forms satisfactory to Lender, which insurance shall be obtained at the sole cost of Borrower.

                (y) Copies of all building and other necessary or appropriate permits issued by each federal, state and local authority having jurisdiction over the Real Property and Improvements and its intended uses and permitting construction of the Improvements in accordance with the Plans and Specifications, together with evidence reasonably satisfactory to Lender that the Real Property has available to it all necessary permits for the use of the Real Property as a time-share resort.

                (z) Copies of all agreements between Borrower and architects, engineers, managers or supervisors related to the construction, maintenance, repair, leasing, management and operation of the Real Property and Improvements, together with all other Project Documents, together with written agreements by the persons or entities that are parties to all of the foregoing that they will perform for Lender the services contracted to Borrower, notwithstanding the occurrence of any Event of Default and any foreclosure of the First Mortgage or Second Mortgage (provided that all prior defaults under their respective contracts are cured, and further provided that such persons or entities continue to receive payments under their respective contracts), and the consent of such persons or entities to the collateral assignment by Borrower to Lender of their respective contracts;

                (aa) The Job Progress Schedule for Phase I together with the Construction Budget for Phase I. The Construction Budget shall reflect a total cost to construct and Complete Phase I of not more than $22,000,000.

                (bb) Evidence that all permits and licenses required to construct and operate the Property as of the date hereof as a time-share resort are in place and have been approved by, and issued by, the appropriate federal, state or local agency for use by the Borrower, all of which shall be reasonably satisfactory to Lender.

                (cc) Evidence that the Improvements as completed and the contemplated uses thereof as a time-share resort, will not violate any applicable ordinances or statutes, (including the zoning laws), any covenants, conditions or restrictions running with the Real Property or any regulations or building codes of any governmental or municipal agency having jurisdiction over the Improvements.

                (dd) Evidence that the Real Property is environmentally acceptable to Lender.

                (ee) If requested in writing by Lender with respect to a particular General Contractor (other than to the extent waived, as provided below) or Subcontractor, a dual obligee payment and performance bond, with respect to the General Contractor or

          Subcontractor, naming Lender and Borrower as co-obligees for an amount not less than the total price of the construction contract(s) for the Improvements, containing a waiver of all rights under applicable state law, if any, which requires a creditor or obligee to bring an action against a surety under a contract within a specific number of days of notice by the surety, written by a bonding company or companies acceptable to Lender and dated prior to or of even date with the construction contract to which it relates. As of the date hereof Lender waives the requirement that a payment and performance bond be obtained with regard to Pirini Building Company. Notwithstanding the fact that Lender may have waived the requirement for a bond as to a particular General Contractor or Subcontractor, Lender reserves the right to require a bond with respect to such General Contractor or Subcontractor in the event of the occurrence of a material adverse change in the business or financial condition of such General Contractor or Subcontractor. Furthermore, Lender shall be named as a co-obligee on any payment and performance bonds that the General Contractor requires be obtained with regard to any Subcontractor.

               (ii) Lender shall have reviewed and approved (A) the results of a physical inspection of the Real Property and (B) all governmental licenses and permits necessary in connection with the construction and operation of the Improvements.

               (iii) Lender shall have reviewed and approved the General Contractor and any Major Subcontractors who will participate in the construction of the Improvements and receive a payment from such Advance, which review shall include, without limitation, review by Lender of the materials referred to in Paragraph 6.3(i)(u) with respect to such General
                              -------------------
     Contractor and Major Subcontractors.

               (iv) The following conditions precedent to the making of an advance under the Receivables Loan Agreement shall have been satisfied:
     52(v).

               (v) Lender has received no evidence that the current zoning of the Real Property is being challenged or is other than final.

               (vi) Lender has received and approved the Material Agreements and has received evidence satisfactory to it that the rights of Argosy/KOAR Group, Inc. in and to each of the foregoing have been assigned to Borrower with the consent of the other parties thereto.

               (vii) Lender and STRA have reached such agreements concerning the DDA as are acceptable to Lender. Such agreements shall include a consent by STRA as to the collateral assignment of the DDA to Lender.

               (viii) Lender has received the consent from the City with regard to the collateral assignment to Lender of the Borrower's rights under the Development Agreement and an acknowledgment from the City that its taxing and bonding capacity will support the obligations of STRA under the STRA Environment Indemnity.

               (ix) Borrower has acquired, or concurrently with the Closing will acquire, the Real Property and the prior lien of Dynamic Finance Corporation pursuant to the Dynamic Acquisition Documents and the DDA.

               (x) Lender shall receive evidence satisfactory to it that STRA and the South Tahoe Joint Powers Financing Authority have sold and closed the sale of the Bond Anticipation Notes described in the DDA and the Financial Plan attached thereto and the proceeds from such sale, in an amount no less than $8,295,000, has been deposited with Wells Fargo Bank, as escrow agent.

               (xi) Lender has received evidence from STRA that it has approved Pirini Building Company as the General Contractor.

               (xii) Lender has received and approved a letter from the appropriate governmental authority indicating that Borrower is entitled to obtain a "foundation only" building permit for the construction of the Improvements, subject solely to the payment of a fee in an amount no greater than $60,000 (and no other conditions).

               (xiii) All conditions precedent to the obligations of STRA under the DDA, which are required to be satisfied by the Closing Date, have been satisfied or waived.

               (xiv) Lender has received and approved an order from the United States Bankruptcy Court for the Central District of California authorizing and approving the sale of the Real Property to Borrower subject only to the lien in favor of Dynamic Finance Corporation as to the 24-Unit parcel and the Annexable Parcel.

               (xv) Borrower has received and approved all other operating, management, marketing, supervision, nondisturbance cross-use, parking and other documents relating to the ownership, development, construction, maintenance repair, leasing, management, marketing and operation of the Project and has received a collateral assignment of such of the foregoing as Lender shall require which collateral assignment shall be accompanied consents of the other parties thereto if required by Lender.

              (xvi) Lender has received and approved all necessary approvals from all regulatory, agencies having jurisdiction over the Project.

          6.4 OPINION OF COUNSEL. Borrower and Guarantor, at their expense,
              ------------------
shall have provided Lender with a written opinion by counsel acceptable to Lender regarding such matters as Lender shall require.

          6.5 REPRESENTATIONS TRUE. All representations and warranties by
              --------------------
Borrower shall remain true and correct, in all material respects, and all agreements that Borrower is to have performed or complied with by the date hereof shall have been performed or complied with.

          6.6 NO EVENT OF DEFAULT. No Event of Default exists or Incipient
              -------------------
Default exists.

          6.7 NO MATERIAL CHANGE. There shall have occurred no material adverse
              ------------------
change in Real Property or in the business or financial condition of Borrower and Guarantor since the date of the last financial statements submitted to Lender for its consideration in making the Construction Loan.

          6.8 NO FAILURE TO DISCLOSE. Neither Borrower nor Guarantor shall have
              ----------------------
failed to disclose to Lender any material information and no material information supplied by Borrower or Guarantor shall be found to be misleading, misrepresented or materially incorrect.

    7.    ADDITIONAL CONDITIONS PRECEDENT
          -------------------------------

          The obligation of Lender to make the Construction Loan, and each and every Advance, is subject to the following additional conditions precedent, all of which shall have been satisfied prior to the first Advance:

          7.1 OTHER CONDITIONS PRECEDENT. All of the conditions precedent
              --------------------------
provided in Section 6 hereof shall have been satisfied.
            ---------

          7.2 EQUITY. Lender shall have received evidence satisfactory to Lender
              ------
that no less than $10,000,000 in Equity has been contributed in cash to Borrower. Lender has approved the identity of the parties who contributed such

Equity. As of the date hereof, Borrower has not supplied to Lender sufficient back up documentation concerning the following expenditures which the Borrower intends to constitute part of the Equity: $550,000 for land acquisition; $570,000 for land acquisition; $12,000 to Argosy/KOAR; and $3,549.78 to KOAR Group, Inc. Within thirty (30) days from the Closing Date, Borrower shall supply to Lender evidence satisfactory to Lender as to the expenditure of the foregoing monies and the purpose for which such monies were expended. In the event, within the foregoing thirty (30) day period, satisfactory evidence has not been supplied to Lender to indicate that such monies are Equity, Borrower, upon written demand of Lender, agrees to cause its members to make an additional Equity contribution to Borrower, within ten (10) days following such written demand, in an amount equal to the amounts attributable to a particular item for which satisfactory evidence has not been supplied.

          7.3 DEPOSIT OF FUNDS WITH LENDER. If at any time or from time to
              ----------------------------
time Lender, in its sole discretion, determines that the remaining undisbursed proceeds of the Construction Loan, plus the then existing and undisbursed balance of the Equity are insufficient to pay the total cost for the completion of the Improvements, Lender may demand that an amount equal to such deficiency (the amount of such deficiency, as deposited with Lender, hereinafter "Loan Balancing Equity") be deposited with Lender to insure such completion and payment. Within ten (10) days after such demand, Borrower shall deposit with Lender the amount of such deficiency as determined by Lender. All or part of the initial or any additional deposit may be in the form of (a) cash, (b) an irrevocable, nondocumentary stand-by letter of credit in form and substance and from an issuer satisfactory to Lender providing that Lender shall have the unconditional right to draw against such letter of credit at any time or (c) other security reasonably satisfactory to Lender, in the amount of such deficiency. All funds obtained by Lender by drawing upon any letter of credit provided pursuant to this Paragraph 7.3 and all funds deposited by Borrower
                          -------------
pursuant to this Paragraph 7.3 shall accrue interest in favor of Borrower at a
                 -------------
passbook rate until disbursed by Lender and shall be disbursed by Lender in the manner provided herein for Advances prior to, in conjunction with or after any or all Advances. Borrower hereby grants to Lender a security interest in all of Borrower's funds at any time held by Lender as additional security for the (i) timely repayment and performance of the Construction Loan and all other indebtedness and obligations of Borrower arising under the Construction Loan Documents and (ii) timely repayment and performance of the Receivables Loan and the Working Capital Loan and all other indebtedness and obligations of Borrower arising under the Receivables Loan Documents.

          7.4 REPRESENTATIONS AND WARRANTIES TRUE. All representations and
              -----------------------------------
warranties by Borrower shall remain true and correct, in all material respects and all agreements that Borrower is to have performed or complied with by the date of the first Advance shall have been substantially performed or complied with.

    8.    REPRESENTATIONS AND WARRANTIES
          ------------------------------

          Borrower represents and warrants to Lender as follows:

          8.1 RECITALS CORRECT. The recitals and statements of intent
              ----------------
appearing in this Agreement are true and correct.

          8.2 VALID EXISTENCE. Borrower is a limited liability company, duly
              ---------------
organized, validly existing and in good standing under the laws of the State of California. AKGI is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and is a member of Borrower. KGK is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is a member of Borrower.

          8.3 OWNER AND AUTHORITY. Borrower has full power and authority to own
              -------------------
its properties and assets and to carry on its business as now being conducted.

          8.4 AUTHORIZATION. Borrower is fully authorized and permitted to enter
              -------------
into this Agreement, to execute any and all documentation required herein, to borrow the amounts contemplated herein upon the terms set forth herein and to perform the terms of this Agreement, none of which conflicts with any provision of law or regulation applicable to Borrower. The Construction Loan Documents are, to the best of Borrower's knowledge, valid and binding legal obligations of Borrower and each is enforceable in accordance with its terms, other than as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, similar laws relating or affecting rights of creditors generally or general principles of equity (except to the extent such laws, rights, remedies or principles are waivable by Borrower and have been waived in the Construction Loan Documents). The Perfection Certificate, delivered to Lender prior to the date hereof, was, on the date of delivery, true and correct in all respects and no events have occurred since the time of delivery which would make the Perfection Certificate inaccurate in any respect.

          8.5 LIENS EFFECTIVE. To the best of Borrower's knowledge, the liens,
              ---------------
security interests and assignments created by the Security Documents will, when granted, be valid, effective, properly perfected and enforceable liens, security interests and assignments.

          8.6 NO BREACH. The execution, delivery and performance by Borrower of
              ---------
the Construction Loan Documents and all other documents and instruments relating to the Construction Loan will not, immediately, or with notice, passage of time or both, result in any breach of the terms or conditions of, or constitute a default under, any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any obli-gations, covenants or conditions of any such agreement or instrument and there exists no events which, with notice, passage of time or both, would constitute such default.

          8.7 ALL LICENSES. Borrower has obtained and there remain in full force
              ------------
and effect all licenses, permits, consents, approvals and authorizations necessary or appropriate for the construction of the Improvements and all licenses, permits, consents, approvals and authorizations necessary or appropriate for the management and operation of the Improvements for their intended purpose, to the fullest extent required as of the date hereof.

          8.8 NO LITIGATION. No litigation, proceeding or investigation is
              -------------
pending or, to the best of Borrower's knowledge, threatened which might result in any material adverse change in the business, property or financial condition of Borrower or Guarantor, or in any liability on the part of Borrower or Guarantor, or which would question the validity of the Construction Loan or of the documentation described herein, or of any action taken or to be taken pursuant to or in connection herewith, or that might materially and adversely affect the performance by Guarantor of the Guarantee or the performance by Borrower of this Agreement, or of the other Construction Loan Documents.

          8.9 ALL STATEMENTS CORRECT. All financial statements, profit and loss
              ----------------------
statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Guarantor and Borrower are and shall be true, complete and correct, in all material respects, as of the date thereof. There has been no material adverse change in the financial condition or the results of the operation of Borrower or Guarantor since the latest financial statements of Borrower or Guarantor given to Lender.

          8.10 TAX RETURNS FILED. Borrower and Guarantor have filed all federal,
               -----------------
state and local tax returns and have paid all of their respective current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

          8.11 NO ASSUMED NAMES. Borrower is not operating its business
               ----------------
under any assumed or fictitious name.

          8.12 EQUIPMENT; MOTOR VEHICLE TITLE. As of the date of this Agreement,
               ------------------------------
none of the equipment comprising the Collateral is a "motor vehicle" under applicable law with respect to which a certificate of title or similar document or instrument has been or must be issued, or will be used or operated in a manner which would require issuance of a certificate of title or similar document or instrument.

          8.13 GUARANTEE. To the best of Borrower's knowledge, the
               ---------

Guarantee constitutes a legal, and valid and binding obligation of Guarantor, enforceable in accordance with its terms, other than as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, similar laws relating or affecting rights of creditors generally or general principles of equity (except to the extent such rights, laws, remedies or principles are waivable by Guarantor and have been waived by Guarantor).

          8.14 NO LABOR OR MATERIAL. Borrower warrants that no labor or material
               --------------------
was furnished for construction of the Improvements which would give rise to a lien that would be superior to the First Mortgage or Second Mortgage.

          8.15 ZONING. The Real Property is properly zoned for the Improvements
               ------
and their intended use as a time-share resort and such zoning is final and not subject to challenge.

          8.16 BROKER. Borrower has not utilized any broker, finder or like
               ------
person in connection with the Construction Loan, Receivables Loan or Working Capital Loan to whom there may be owed any commission, finder's fee or other compensation as a result of the Closing of the Construction Loan, Receivables Loan or Working Capital Loan.

          8.17 VALIDITY OF AGREEMENTS. Each of the Material Agreements are (i)
               ----------------------
     in full force and effect; and (ii) have not been modified, amended, altered or changed in any manner except to the extent that such modifications, amendments, alterations or changes have been delivered to Lender prior to the date hereof. Any conditions precedent to STRA's obligation under the DDA, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. Any conditions precedent to Chevron U.S.A. Inc.'s and Chevron U.S.A. Products Company's obligation under the Chevron Environmental Indemnity, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. Any conditions precedent to STRA's obligation under the STRA Environmental Indemnity, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. Any conditions precedent to City's obligation under the Development Agreement, which are required to be satisfied on or prior to the Closing Date, have been satisfied or waived. The Borrower is not in default under any of the Material Agreements and, to the best of Borrower's knowledge, none of the other parties to the Material Agreements will be in default of any of their respective obligations thereunder upon Borrower's acquisition of the Real Property. To the best of Borrower's knowledge, STRA will not be in default in the performance of any its obligations under the Project Documents (as defined in the DDA) upon Borrower's acquisition of the Real Property.

          8.18 REAFFIRMATION. Each request by Borrower for an Advance shall
               -------------
constitute an affirmation on the part of Borrower that the representations and warranties contained herein are true and correct as of the time of such request and that the conditions precedent set forth in Sections 6 and 7 hereof have
                                               -----------    -
been fully satisfied. All representations and warranties made herein shall survive the execution of this Agreement, all Advances and the execution and delivery of all other documents and instruments in connection with the Construction Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Construction Loan and all indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged.

   9.     AFFIRMATIVE COVENANTS
          ---------------------

         So long as Lender has any commitment to lend to Borrower hereunder and until the Construction Loan and all other indebtedness hereunder have been paid in full and all of Borrower's obligations hereunder have been fully discharged:

          9.1 PAYMENT BY BORROWER. Borrower shall promptly pay for all labor,
              -------------------
materials, equipment and fixtures used in connection with the construction of the Improvements and all other costs relating to the Improvements.

          9.2 COMMENCEMENT AND COMPLETION. Borrower shall (a) commence
              ---------------------------
construction of Phase I no later than 30 days following the Closing Date, and cause Completion of Phase I to occur on or before June 30, 1997, subject however to delays resulting from acts of Force Majeure; (b) commence construction of Phase II no later than July I, 1997 and cause completion of Phase II to occur on or before April 30, 1998, subject however to delays resulting from acts of Force Majeure; (c) commence construction of Phase III no later than July 1, 1998 and cause Completion of Phase III to occur on or before April 30, 1999, subject to delays resulting from acts of Force Majeure; (d) permit no material deviations to occur in the progress, timing or completion of construction of the Improvements; (e) otherwise abide by the Job Progress Schedule in all respects; and (f) complete the construction of the Improvements in a good and workmanlike manner substantially according to the Plans and Specifications, free from all liens and encumbrances (other than the Permitted Exceptions), and in accordance with the DDA and the Development Agreement, all applicable ordinances and statutes, including zoning laws, all covenants, conditions and restrictions running with the land, all regulations and building codes of any governmental or municipal agency having jurisdiction over the Improvements. A material deviation in the progress, timing or completion of construction of the Improvements shall be deemed to occur if there occurs a delay, at any point, of more than 30 days in the progress, timing or completion as set forth in the Job Progress Schedule (exclusive of delays resulting from acts of Force Majeure). Construction of a particular Phase shall be deemed commenced upon the digging of the footings for the foundation.

          9.3 MATERIAL AGREEMENTS. Borrower will keep and perform all of its
              -------------------
material obligations to be kept and performed by it under each of the Material Agreements and will diligently enforce all material obligations to be kept and performed by each other party under the Material Agreements. Without the prior written consent of Lender, Borrower will not modify, amend, alter or change, in any material respect, any of the Material Agreements or cancel or terminate the Material Agreements. Borrower will do all things necessary and proper to keep each of the Material Agreements in effect. Borrower will furnish Lender with copies of all notices of default given or received by Borrower concurrently with the giving of the same by Borrower or as soon as reasonably possible following the Borrower's receipt thereof.

          9.4 ENFORCEMENT OF CONSTRUCTION CONTRACT. Borrower shall strictly
              ------------------------------------
enforce all material provisions of the contract(s) for the construction of the Improvements to ensure that the contractor is required to promptly and diligently perform all of its obligations thereunder and in such a manner as to preserve Lender's security in the Real Property and Improvements. No material change, amendment or modification shall be made to such contract(s) without the prior written consent of Lender.

          9.5 LISTS OF CONTRACTORS. Borrower, promptly upon request of Lender
              --------------------
from time to time, shall furnish to Lender correct lists of the General Contractor and all Subcontractors. Each such list shall show the name, address and telephone number of each such person, a general statement of the nature of the work to be done, the labor and materials to be supplied, and the approximate dollar value of such labor or work with respect to each. Lender shall have the right to telephone or otherwise communicate with the General Contractor and each Subcontractor to verify the facts disclosed by said list or by any Disbursement Request, or for any other purpose.

          9.6 NO SECURITY INTERESTS. No materials, equipment, fixtures or any
              ---------------------
other part of the Improvements, or articles of personal property placed in the Improvements, shall be purchased or installed under any security agreement or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation into the Improvements.

          9.7 MAINTENANCE OF LICENSES AND ZONING. Borrower shall timely obtain
              ----------------------------------
and maintain in full force and effect all rights, permits, governmental authorizations and licenses necessary to carry on its business, and all permits, licenses, consents and approvals necessary for the construction, maintenance and operation of the Improvements. Borrower shall maintain its present existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management. Borrower shall not change the present zoning of the Real Property and shall give Lender written notice in the event such zoning is being challenged.

          9.8 MAINTENANCE OF INSURANCE. Borrower will maintain and deliver
              ------------------------
evidence to Lender of such insurance required by Lender, written by insurers, and in amounts and forms satisfactory to Lender. Borrower shall maintain in full force and effect at all times all insurance coverages required to be provided hereunder.

          9.9 PAYMENT OF BILLS; MAINTENANCE OF RECORDS. Borrower shall pay
              ----------------------------------------
all bills when due, keep books and records in accordance with generally accepted accounting principles, consistently applied, and will permit a representative on behalf of Lender to examine and audit the books of its business. Borrower shall immediately inform Lender of any litigation involving Borrower, the adverse determination of which might prejudice repayment of the Construction Loan.

          9.10 COMPLIANCE WITH CONSTRUCTION LOAN DOCUMENTS. Borrower shall make
               -------------------------------------------
all payments of interest and principal due under the Construction Loan and shall keep and comply with all covenants, terms and provisions of the Construction Loan Documents.

          9.11 PUBLICITY. After the execution of this Agreement, any and all
               ---------
publicity releases to newspapers of general or limited circulation or trade publications announcing any of the financing by Lender provided for herein shall be issued by or subject to prior written approval by Lender. Lender, at its option and at Borrower's expense, may erect a sign upon the Real Property indicating that Lender is the source of the financing of the construction of the Improvements. The foregoing notwithstanding, Lender shall not erect its own sign upon the Real Property in the event Borrower erects a sign indicating that Lender is the source of the financing for construction of the Improvements and Lender has given its prior written approval as to contents of such sign. In addition, Lender is authorized to issue appropriate press releases and cause a tombstone to be published announcing the consummation of the Construction Loan and the aggregate amount thereof.

          9.12 MECHANIC'S LIEN FILING PERIOD. To the extent there is a procedure
               -----------------------------
available under the laws of the State of California which operates to shorten the period within which a mechanic or materialman may perfect a mechanics' or materialman's lien against the Real Property, Borrower will comply with such procedure.

          9.13 FURTHER ASSURANCES. Borrower shall execute and deliver to Lender
               ------------------
such other instruments and documents and do such other acts as Lender may reasonably require in connection with this Loan.

          9.14 INDEBTEDNESS OWED TO AFFILIATED PARTIES. Borrower shall cause any
               ---------------------------------------
and all Affiliate Indebtedness to be subordinated in all aspects to Borrower's indebtedness to Lender in the manner and to the extent set forth in Paragraph
                                                                    ---------
10.8.
----

          9.15 ENVIRONMENTAL MATTERS. Borrower shall furnish to Lender, promptly
               ---------------------
upon receipt thereof, a copy of (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against Borrower, the Real Property or any other real property used by Borrower alleging violations of any law, ordinance and/or regulation requiring Borrower to take any action in connection with the release, transportation and/or clean-up of any hazardous, toxic or dangerous waste, substance or material ("Hazardous Materials"), or (ii) any notice from any governmental body or any other person or entity alleging that Borrower is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation. Borrower, at its sole cost and expense, shall comply in all material respects with the foregoing notices or diligently contest in good faith by appropriate proceedings any demands set forth in such notices and, in all events, shall at all times comply in all material respects with, and be responsible for, all environmental laws applicable to the Real Property and any other real property used or leased by Borrower.

          9.16 COMPLIANCE WITH LAW. Until all of Borrower's obligations under
               -------------------
the Construction Loan Documents have been fully paid and discharged, Borrower shall comply with (i) all laws, ordinances, regulations, rules, covenants, conditions and restrictions affecting Borrower, the Real Property, the Improvements or any other Collateral (other than where a failure to so comply will not adversely affect Lender's ability to realize upon the Collateral, materially adversely affect the construction of the Improvements or the financial or business condition of the Borrower or the ability of Borrower to complete performance of all obligations of Borrower to Lender) and (ii) all laws, rules and regulations relating to environmental matters.

          9.17 ENVIRONMENTAL PROVISIONS. Within forty-five (45) days following
               ------------------------
the end of each quarterly fiscal period of Borrower, Borrower shall deliver to Lender a report, certified correct to the best of Borrower's knowledge, setting forth the remediation progress being made under the Chevron Environmental Indemnity and, if applicable, the STRA Environmental Indemnity and the expected delivery date of a "No Further Action" letter from the applicable regulatory authorities (if any such letter is expected or anticipated) with regard to the environmental contamination on the Real Property, together with copies of reports, laboratory results and communications with the applicable regulatory, authorities concerning such contamination, to the extent within the possession or control of Borrower.

          9.18 REPORTS.
               --------

               (a) Borrower shall maintain a standard, modern system of accounting and shall keep and maintain all books and records in accordance with generally accepted accounting principles on a consistent basis.

               (b) Borrower shall furnish or cause to be furnished to Lender, as soon as the same are available, and in any event within 110 days after the end of each fiscal year and within 45 days after the end of each interim quarterly fiscal period of the subject, a copy of the current financial statements of each of Borrower, Guarantor and the Association. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and cash flows for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year, if available), all in reasonable detail, prepared in accordance with GAAP. All annual financial statements of Borrower and the Association required pursuant hereto shall be audited by a certified public accountant, shall be certified to by said certified public accountant and shall be accompanied by the accountant's work papers. All annual financial statements of Guarantor shall be reviewed by a certified public accountant; provided, however, that upon the giving
                                       --------- -------
     of written notice by Lender to each of Borrower and Guarantor, the annual financial statements of Guarantor thereafter supplied to Lender (commencing with the fiscal year ending at least thirty (30) days beyond the giving of such notice) shall be audited by a certified public accountant, shall be certified to by such public accountant and shall be accompanied by the accountant's work papers). In addition to the foregoing, all financial statements required pursuant hereto shall be certified correct by the individual who is the subject of such statements, or the chief financial officer or general partner, as the case may be, of the subject of such statements. The financial statements of Borrower shall also contain in reasonable detail a statement of income and expenses covering the operation of the Real Property. Together with such financial statements, Borrower shall deliver to Lender a certificate signed by the chief financial officer or managing general partner, as the case may be, of Borrower stating that to the best of his knowledge, after inquiry, there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto. Together with such financial statements, Borrower shall also deliver to Lender a certificate of its chief executive officer certifying that (other than with respect to matters that are within the scope of the Chevron Environmental Indemnity or the STRA Environmental Indemnity) Borrower is in compliance with all Applicable Environmental Laws or in the event of noncompliance, specifying the nature and period of the existence of such noncompliance.

               (c) Borrower shall, at its expense, (i) permit Lender and its representatives at all reasonable times to inspect, audit an copy, as appropriate, the Real Estate, Borrower's facilities, activities, books of account, logs and records; (ii) cause its employees, agents and accountants to give their full cooperation and assistance in connection with any such visits of inspection or financial conferences; and (iii) make available such further information concerning its business and affairs as Lender may from time to time reasonably request.

               (d) Upon request, Borrower shall furnish to Lender reports that Borrower has received from STRA under the DDA advising Borrower with respect to the retirement, acquisition and transfer of TAU's and Sewer Units under the DDA.

          9.19 COVENANTS. Borrower hereby covenants and agrees as follows
               ---------
during the Term hereof:

               (a) As of the end of each fiscal quarter of Borrower, Borrower shall maintain a net worth, calculated in accordance with GAAP, of at least $7,500,000. The foregoing covenant shall be tested quarterly beginning with the quarter year ending December 31, 1996.

               (b) Marketing Expenses associated with the marketing and sale of Time-Share Interests shall not exceed 50% of Net Sales, determined quarterly. The foregoing covenant shall be tested quarterly, commencing December 31, 1996. Each of the tests conducted as of the end of December 31, 1996 and March 31, 1997 shall cover the period from the Closing Date through the end of the relevant quarter. Commencing with the test for June 30, 1997, and thereafter throughout the term hereof, the foregoing covenant shall be tested quarterly, on a rolling twelve (12) month basis.

               (c) Borrower's General and Administrative Expenses shall not exceed 10% of Net Sales. The foregoing covenant shall be tested quarterly, commencing December 31, 1996. Each of the tests conducted as of the end of December 31, 1996 and March 31, 1997 shall cover the period from the Closing Date through the end of the relevant quarter. Commencing with the test for June 30, 1997, and thereafter throughout the term hereof, the foregoing covenant shall be tested quarterly, on a rolling twelve (12) month basis.

          9.20 NOTICES FROM GOVERNMENTAL BODIES.  Borrower will
               --------------------------------
immediately upon receipt thereof, give to Lender copies of any notices received by

Borrower from any governmental or regulatory body or entity regarding or affecting any license, permit, consent or approval described in Paragraph
                                                                ---------
6.3(xii).
--------

          9.21 DYNAMIC LOAN. Borrower shall (i) keep and perform all obligations
               ------------
to be kept and performed by it under the Dynamic Loan Documents; (ii) not modify, amend, alter or change the Dynamic Loan Documents in any material respect; (iii) not incur any additional indebtedness, which if incurred, would be secured by the Dynamic Loan Document; and (iv) furnish Lender with copies of all notices given or received by Borrower under the Dynamic Loan Documents concurrently with the giving of the same or as soon as is reasonably following Borrower's receipt thereof.

          9.22 TITLE ENDORSEMENT. At such time as each Phase has been Completed,
               -----------------
Borrower shall obtain, at its sole cost and expense, a lenders comprehensive endorsement (CLTA Form 100) to Lender's title insurance policy with respect to such Phase.

          9.23 BUILDING PERMITS. On or before May 10, 1996, Borrower agrees to
               ----------------
obtain and deliver to Lender a copy of the "foundation only" building permit with respect to the construction of Phase I and on or before May 15, 1996 obtain and deliver to Lender a "full building" permit with respect to the construction of Phase I. Other than the initial Advance made on April 30, 1996, no further Advances shall be made until the conditions in this paragraph have been satisfied.

      10. NEGATIVE COVENANTS
          ------------------

          Borrower covenants and agrees that so long as Lender has any commitment to make advances of the Construction Loan and until such time as the Construction Loan has been paid in full and all of Borrower's obligations hereunder have been fully discharged, Borrower shall not, without receiving the prior written consent of Lender, which consent as to Paragraphs 10.1, 10.2 and
                                                     ---------------------
10.8 hereof, may be withheld is Lender's sole discretion:
----

          10.1 DISSOLUTION, MERGER OR THE LIKE. Dissolve or liquidate, or merge
               -------------------------------
or consolidate with or into any other entity, transfer to any person or entity, the right to control Borrower or Guarantor, turn over the management or operation of the property, assets or business of Borrower or Guarantor to any other person or entity, or permit any of the foregoing events to occur. The foregoing notwithstanding, Borrower may engage an independent third-party management company to manage the Improvements, provided Lender has approved such manager.

          10.2 TRANSFER OR CONVEYANCE. Other than as permitted or
               ----------------------
contemplated in the First Mortgage or Second Mortgage and other than the rental, in the ordinary course of business, of units in the Improvements, assign, sell, transfer or otherwise convey any of its right, title and interest in any property whether real or personal (including, without limitation, the Collateral); guarantee or become otherwise primarily, secondarily or contingently liable for the payment of any obligation of a third party; incur any debt except for liabilities incurred in the ordinary course of business; or create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any property encumbered by the Security Documents.

          10.3 PLANS AND SPECIFICATIONS. Make or permit any change in the Plans
               ------------------------
and Specifications except changes that: (i) in the case of any building or structure, are for non-structural changes and are otherwise not of a material nature, (ii) do not change the nature of the Improvements or reduce or adversely affect the quality of the Improvements, (iii) do not increase the costs of the Improvements by more than $25,000 or together with all other changes do not increase the costs of the Improvements by more than $150,000. Proposed changes shall be submitted on AIA Construction Change Authorization Form G713 and accompanied by a copy of the portion of the Plans and Specifications applicable to the changes. Prior to implementing any change order, Borrower shall deposit with Lender sufficient cash to cover the cost of all change orders to the extent that the costs of the Improvements, after taking into account such change order, then to be completed is more than the remaining undisbursed proceeds of the Construction Loan, plus the then existing and undisbursed balance of the Equity.

All such funds deposited with Lender shall be held and disbursed in the manner provided in Paragraph 7.3 hereof and are hereby assigned to Lender as additional
            -------------
security for the Construction Loan and all other indebtedness of Borrower arising hereunder.

          10.4 FISCAL YEAR. Change the times of commencement or termination of
               -----------
its fiscal year or other accounting periods; or change its methods of accounting other than to conform to generally accepted accounting principles applied on a consistent basis.

          10.5 FICTITIOUS NAMES. Conduct its business under any names (other
               ----------------
than Lake Tahoe Resort Partners) or use any trade names or fictitious names, without in each case giving Lender thirty (30) days prior written notice of any such change.

          10.6 COMPETITIVE PROJECTS. Until such time as all of the Obligations
               --------------------
under and arising out of the Construction Loan Documents, together with the Working Capital Loan and the Incentive Fee, excluding the Receivables Loan, have been paid and satisfied in full, and Lender has no further obligation to make any advances of the Construction Loan or Working Capital Loan, Borrower shall not, without the prior written consent of Lender, develop or permit any of its Affiliates to develop a time-share resort in or around the Lake Tahoe resort area.

          10.7 OTHER ACTIVITIES. Engage in any business activities or acquire
               ----------------
any assets, other than those activities and assets that are directly related to the development, ownership and operation of the Real Property and the sales and marketing of Time-Share Interests therein.

          10.8 DISTRIBUTIONS. Pay or make any Distributions to its officers,
               -------------
     partners, members or any Guarantor or to any relatives or Affiliates of Borrower, of any Guarantor or of any other of the foregoing. The foregoing notwithstanding, on the condition that:

                (i) There does not then exist an Event of Default or an Incipient Default; and

                (ii) Prior to the incurring of any obligation to make a Distribution, Borrower has caused the proposed recipient of such Distribution (the "Affiliated Party") to have entered into a
                             ----------
          Subordination Agreement in form and substance satisfactory to Lender (the "Affiliate Debt Subordination Agreement") pursuant to which the
                --------------------------------------
          Affiliated Party agrees (A) that it shall not exercise any rights against Borrower or against any of the collateral securing the Construction Loan, the Receivables Loan or the Working Capital Loan unless and until the date that all of the obligations of Borrower. under and with respect to the Construction Loan, Receivables Loan and Working Capital Loan have been fully paid, performed and discharged;
          (B) that any entitlement to a Distribution is and shall be fully subordinated as to right and time of payment to the payment in full of the Construction Loan, the Receivables Loan and the Working Capital Loan and (C) that upon and during the continuance of an Event of Default or an Incipient Default, no Distributions shall be permitted, made, demanded or accepted;

the following Distributions shall be permitted:

                (x) Such Distribution is made to each of KGK and AKGI in their capacity as members of the Borrower, but not to any other members of Borrower, no more frequently than quarterly in an amount sufficient for the payment of federal and state income taxes payable by such member with respect to a tax year of Borrower (a "Tax Year") resulting from the inclusion in such members' taxable income of the member's share of taxable income of Borrower for that Tax Year, subject to reasonable assumptions as to the marginal tax bracket to which the members of Borrower generally are subject (the "Tax Amount"). Notwithstanding the foregoing, if for any prior Tax Year of the Borrower, the Borrower had a loss for tax purposes which, under tax laws then in effect, would offset taxable income (which loss has not been previously used to offset taxable income in accordance with this sentence), then for purposes of determining the Tax Amount for the current Tax Year, the taxable income of the Borrower for the current Tax Year shall be reduced by the amount of such loss. On or about the fifth (5th) day prior to each date on which estimated federal income tax payments are required to be paid by the members of Borrower, Borrower may make a distribution to the members which, together with prior distributions for the Tax Year on account of the Tax Amount, shall not exceed the applicable percentage (which shall be 25%, 50%, 75%, and 100% for the first, second, third and fourth calendar quarters, respectively) of a reasonable estimate of the Tax Amount. If, at the end of the Tax Year, the aggregate estimated quarterly distributions exceed the actual Tax Amount for such Tax Year, future quarterly tax distributions shall cease with respect to the affected members until such excess amount has been fully recaptured or until the excess amount has been repaid by the affected members to the Borrower;

                (xi) Such Distribution is made in an amount equal to or less than 100% of the lesser of Borrower's Cash Flow or Net Income, with respect to the period in which such Distribution is to be made; provided however, that no Distribution shall be permitted under this
          -------- -------
          clause (xi) until such time as the Incentive Fee, the Working Capital Loan, the Construction Loan and all other obligations under the Construction Loan Documents have been paid in full and until such time as Lender has no further obligation to make any advances of the Working Capital Loan and Construction Loan; and

                (xii) Such Distribution is made in an amount necessary to reimburse or repay a member or Affiliate of Borrower who has made an advance or loan for the benefit of Borrower to pay Project costs for items and in amounts consistent with the Construction Budget as approved by Lender. The provisions of this subparagraph shall not, however, be used as a basis to return to any member or Affiliate any Loan Balancing Equity contributed by such member or Affiliate to Borrower unless and until each of the following conditions have been satisfied: (i) after taking into account the making of such Distribution, Lender determines, in its sole discretion, that the remaining undisbursed proceeds of the Construction Loan, plus the then existing and undisbursed balance of the Loan Balancing Equity will be sufficient to pay the total cost for completion of the Improvements, (ii) the Distribution is in the amount no greater than the then undisbursed amount of Loan Balancing Equity and (iii) both before and after taking into account the making of such Distribution there does not exist an Event of Default or Incipient Default, including, without limitation, a default by virtue of Borrower's failure to comply with the net worth covenant in Paragraph 9.19(a) hereof.
                      -----------------

    11.   INSPECTION BY LENDER: STOPPAGE OF CONSTRUCTION
          ----------------------------------------------

          11.1 INSPECTION. Lender, either through its employees or its
               ----------
independent representatives, shall have the right, but not the obligation, to enter at any reasonable times upon the Real Property and Improvements to determine if the construction of the Improvements is in conformity with the Plans and Specifications and all other requirements hereof and to examine and make copies and extracts of any books, records, accounting data and other documents, including without limitation all permits, licenses, consents and approvals of governmental authorities having jurisdiction over Borrower, the Improvements and the contractor and all subcontractors supplying labor and/or materials in connection with the Improvements.

          11.2 INDEPENDENT INSPECTOR. Borrower acknowledges that Lender will be
               ---------------------
hiring Lender's Inspector for the purpose of assisting Lender in approving the Plans and Specifications, budgets, draw requests, construction contracts, architectural contracts and for purposes of making monthly inspections as the construction of the Improvements progresses. Borrower and Lender agree that the fees and expenses of Lender's Inspector, and of any other independent inspector, architect or engineer of Lender's choosing providing any service on behalf of Lender in connection herewith shall be borne by Borrower, shall be payable on demand, may be withheld by Lender from the proceeds of the Construction Loan, and shall be included as a line item on Borrower's budget. Notwithstanding the foregoing, Lender shall have no duty to supervise or inspect any of the foregoing; any inspection by Lender shall be for the sole purpose of protecting Lender's security and preserving Lender's rights hereunder. Failure by Lender to inspect any work shall not constitute a waiver of any of Lender's rights hereunder. Inspection not followed by notice of an Event of Default shall not constitute a waiver of any Event of Default then existing. Any inspection by Lender shall not be a representation by Lender that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship, nor shall any inspection by Lender constitute approval of any certification given to Lender or relieve any person making such certification of responsibility therefor.

          11.3 STOPPAGE OF CONSTRUCTION. Upon discovery by Lender of any
               ------------------------
material deviation from the Plans and Specifications or of defective or unworkmanlike labor or materials being used in the construction of the Improvements, Lender may immediately order stoppage of construction and demand that any unsatisfactory work be replaced and that the condition be corrected, whether or not any unsatisfactory work has already been incorporated into the Improvements. After issuance of such an order in writing, the condition shall be corrected within fifteen (15) days from the date of stoppage by Lender. Lender shall have the right to withhold all further Advances until the condition is corrected and no other work shall be done on the Improvements without the prior written consent of Lender unless, and until, such condition has been fully corrected.

          11.4 APPOINTMENT OF LENDER. Borrower irrevocably appoints, designates,
               ---------------------
and authorizes Lender as its agent (said agency being coupled with an interest) to file for record any notices of completion or any other notice that Lender deems necessary or desirable to protect its interest hereunder or under the Security Documents. This power of attorney is solely for the benefit and protection of Lender, its successors and assigns and Lender shall have no obligation to exercise this power in any event. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any part of the Construction Loan or any indebtedness or obligations of Borrower to Lender arising in connection with the Construction Loan remain unpaid or unperformed.

     12.  WAIVER; ISSUES REGARDING MORTGAGES
          ----------------------------------

          12.1 WAIVER BY BORROWER. Borrower waives presentment, demand, protest
               ------------------
and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower consents to and waives notice of: (i) the granting of indulgences or extensions of time of payment, (ii) the taking or releasing of security, and (iii) the addition or release of persons who may be or become primarily or secondarily liable for the Construction Loan or any other indebtedness arising in connection with the Construction Loan, or any part thereof, and all in such manner and at such time as Lender may deem advisable.

          12.2 DELAYS OR OMISSIONS BY LENDER. No delay or omission by Lender in
               -----------------------------
exercising any right, power or remedy hereunder, and no indulgence given to Borrower, with respect to any condition set forth herein, shall impair any right, power or remedy of Lender under this Agreement, or be construed as a waiver by Lender of, or acquiescence in, any Event of Default. Likewise, no such delay, omission or indulgence by Lender shall be construed as a variation or waiver of any of the terms or provisions of this Agreement. Any actual waiver by Lender of any Event of Default shall not be a waiver of any other prior or subsequent Event of Default or of the same Event of Default after notice to Borrower demanding strict performance.

          12.3  RELEASE OF MORTGAGES. At such time as:
                --------------------

          (i) the Working Capital Loan, Construction Loan, Incentive Fee and all other obligations due and owing to Lender under the Construction Loan Documents (other than the Receivables Loan) have been paid and satisfied in full and Lender has no further obligation to make any further advances of the Construction Loan or the Working Capital Loan,

          (ii)  there does not then exist an Event of Default or Incipient
Default,

          (iii) Borrower is desirous of developing additional portions of the Real Property and Lender did not issue a financing proposal to Borrower, as contemplated in Paragraph 12.5 hereof to provide such construction financing, or
                --------------
if such financing proposal was issued, Borrower or Lender are unable or unwilling to close such financing; and

          (iv) Borrower is in a position to close a construction loan with another construction lender who has agreed to finance such development,

Lender will release the Real Property and the Improvements from the lien of the First Mortgage and the Second Mortgage concurrently with the closing by Borrower of such construction loan (but not before). In the event Lender is obligated to release the lien of the First Mortgage and Second Mortgage as provided in this paragraph, Lender will, upon the request of Borrower, assign the First Mortgage and the Second Mortgage to Borrower's construction lender provided that Lender's representations and warranties with regard to such assignment shall be limited to (i) the valid organization of Lender, the authority of Lender to make such assignment and (ii) the status of Lender's title to the First Mortgage and the Second Mortgage. In conjunction with the release by Lender of the First Mortgage and Second Mortgage, Lender will partially terminate its financing statement with regard to the collateral that is within the scope of the First Mortgage and Second Mortgage together with the collateral within the scope of the Collateral Assignment of Project Rights and Documents.

          12.4  MODIFICATIONS TO SECOND MORTGAGE. At such time as Borrower has
                --------------------------------
satisfied in full the indebtedness secured by the Dynamic Loan Documents, Borrower shall, upon the request of Lender, amend the Second Mortgage so that it secures all of the Obligations, and not simply those that arise out of the Construction Loan Documents. In connection with such amendment, Borrower shall supply to Lender such title endorsements to Lender's title insurance policy as Lender shall reasonably request, at Borrower's sole cost and expense.

          12.5  OTHER CONSTRUCTION FINANCING. Lender shall have the right of
                ----------------------------
first negotiation with Borrower in the event Borrower wishes to accept or seek an offer from a third party to loan moneys to Borrower for the construction of improvements on the Real Property. In the event Borrower desires to seek or obtain such an offer, Borrower shall first give Lender written notice to that effect and give Lender the opportunity, within 10 Business Days thereafter, to issue a financing proposal to Borrower, before Borrower enters into a binding agreement with such third party with respect to such financing. Borrower shall have no obligation to accept any proposal made by Lender with respect to such financing; provided that if Borrower obtains any such financing from a lender other than Lender, such lender providing financing shall have entered into a reasonable intercreditor agreement with Lender in form and substance reasonably satisfactory to Lender.

      13. DEFAULT
          -------

          13.1 EVENTS OF DEFAULT. The occurrence of any of the following events
               ------------------
or conditions shall constitute an "Event of Default" under this Agreement:

               (a)    Lender fails to receive from Borrower when due and payable
     (i) any amount that Borrower is obliged to pay on the Construction Note or
     (ii) any other payment due under the Construction Loan Documents; and such failure shall continue for seven (7) days (with such seven (7) day period running, as to the Construction Note, from the later of (i) the due date of such installment or (ii) the date of mailing of Lender's invoice with respect to such installment), except for the final installment due under the Construction Note for which no grace period is allowed;

               (b) any material representation or warranty contained in the Construction Loan Documents or in any certificate furnished under the Construction Loan Documents proves to be, in any material respect, untrue, incorrect or misleading as of the date made or restated;

               (c) there is a default in the performance of any of the terms of Paragraphs 7.2, 9.8, 9.23 or 10.2 hereof or Borrower knowingly violates
        -------------------------    ----
     or suffers or permits the violation of any of the warranties or conditions of the policies of insurance required under Paragraph 9.8;
                                                 -------------

               (d) there is a default in the performance of any term, covenant or provision of the Construction Loan Documents (other than a default or violation referred to elsewhere in this Paragraph 13.1) and such
                                                        --------------
     default or violation continues unremedied (i) for a period of five (5) days after the giving of notice thereof to Borrower in the case of any default or violation which can be cured by the payment of money alone or (ii) in the case of any other default or violation for a period of (A) thirty (30) days after the giving of notice thereof to Borrower or (B) (in the event such default is not capable of being cured within such thirty (30) day period) for a period not exceeding sixty (60) days after the giving of such notice; provided Borrower is diligently and in good faith pursuing such cure;

               (e) an "Event of Default" as defined in any of the Construction Loan Documents occurs, or an act or event occurs under any of the Construction Loan Documents which is not cured within applicable notice or grace periods, whether or not denominated as an "Event of Default," which expressly entitles Lender to exercise its remedies;

               (f) any final, non-appealable judgment or decree for money damages or for a fine or penalty is entered against Borrower, which is not paid and discharged or stayed within thirty (30) days thereafter and, when aggregated with other judgments or decrees that have remained unpaid and undischarged or unstayed for such period, the sum of such judgments and decrees is in excess of One Hundred Thousand Dollars ($100,000);

               (g) any party holding a mortgagee's or beneficiary's interest under a mortgage or deed of trust or any other lien or security interest on any part of the Real Property commences foreclosure or sale thereof;

               (h) (i) Borrower or any Guarantor becomes insolvent or unable to pay its debts when due; generally fails to pay its debt when due; files a petition in any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect; applies for or consents to the appointment of a receiver, trustee or other custodian for the bankruptcy, reorganization, winding-up or liquidation; makes an assignment for the benefit of creditors; or admits in writing that it is unable to pay its debts; (ii) any court order or judgment is entered confirming the bankruptcy or insolvency of Borrower or any Guarantor or approving any reorganization, winding-up or liquidation of such entity or individual or a substantial portion of its assets; (iii) there is instituted against Borrower or any Guarantor any bankruptcy, reorganization, winding-up or liquidation proceeding or other proceeding analogous in purpose or effect and the same is not dismissed within 60 days after the institution thereof; or (iv) a receiver, trustee or other custodian is appointed with regard to Borrower or any Guarantor, for any part of the Real Property or for the assets of Borrower or any Guarantor;

               (i)    Borrower vacates or abandons the Real Property;

               (j) performance by Borrower or any Guarantor of any material obligation under this Agreement or under any Loan Document is rendered unenforceable in any material respect or any Guarantor repudiates, rescinds, limits or annuls its guarantee;

               (k) any material default by Borrower under any other agreement evidencing, guaranteeing, or securing borrowed money or a receivables purchase financing resulting in an acceleration of such indebtedness or repurchase obligations, which accelerated repayment or repurchase obligations are in excess of One Hundred Thousand Dollars ($100,000) in the aggregate;

               (1) an "Event of Default" as defined in the Receivables Loan Agreement occurs, or an act or event occurs under any of the Receivables Loan Documents, which is not cured within applicable notice or grace periods, whether or not denominated as an "Event of Default," which expressly entitles Lender to exercise its remedies; or

               (m)    notwithstanding the limitations in Paragraph 13.1(k)
                                                         -----------------
     above, the declaration of default with regard to the obligations of the Borrower under any of the Material Agreements or under the Dynamic Loan Documents, beyond any applicable cure or grace periods contained therein.

          13.2 REMEDIES. Upon the occurrence of any Event of Default and at any
               --------
time thereafter while such Event of Default is continuing, Lender may do one or more of the following:

               (a) Cease making Advances and declare the entire Construction Loan and all other indebtedness of Borrower hereunder immediately due and payable, without notice or demand;

               (b) Proceed to protect and enforce its rights and remedies under this Agreement, the Construction Note, and all Security Documents;

               (c) Take over and complete construction of the Improvements by or through any agent, contractor or subcontractor of its selection, and make Advances in payment of the costs, expenses, fees, attorneys' fees and other charges incurred in connection with such taking over and completion, together with reasonable allowances for supervision;

               (d) Avail itself of any remedies available to Lender under the Receivables Loan Documents; and

               (e) Avail itself of any other relief to which Lender may be legally or equitably entitled.

          13.3 COSTS OF ENFORCEMENT. Borrower shall pay all costs and expenses,
               --------------------
including without limitation costs of title searches and title policy commitments, court costs and attorneys' fees, incurred in enforcing payment and performance of the Construction Loan and the other indebtedness and obligation of Borrower hereunder or in exercising the rights and remedies of Lender hereunder. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Lender and shall be secured by the Security Documents.

     14.  ACTION UPON AGREEMENT
          ---------------------

          14.1 NO THIRD PARTY BENEFICIARY. This Agreement is made for the sole
               --------------------------
protection and benefit of the parties hereto and no other person or organization shall have any right of action hereon.

          14.2 ENTIRE AGREEMENT. This Agreement embodies the entire Agreement of
               ----------------
the parties with regard to the subject matter hereof. There are no representations, promises, warranties, understandings or agreements expressed or implied, oral or otherwise, in relation thereto, except those expressly referred to or set forth herein. Borrower acknowledges that the execution and delivery of this Agreement is its free and voluntary act and deed, and that said execution and delivery have not been induced by, nor done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender, its agents, officers, employees or representatives (other than as set forth in the Construction Loan Documents).

          14.3 MODIFICATION IN WRITING. No promise, representation, warranty or
               -----------------------
agreement made subsequent to the execution and delivery of this Agreement by either party and no revocation, partial or otherwise, or change, amendment or addition to, or alteration or modification of, this Agreement shall be valid unless the same shall be in writing signed by all parties hereto.

          14.4 NO JOINT VENTURE. Lender and Borrower each have separate and
               ----------------
independent rights and obligations under this Agreement. Nothing contained herein shall be construed as creating, forming or constituting any partnership, joint venture, merger or consolidation of Borrower and Lender for any purpose or in any respect.

     15.  GENERAL
          -------

          15.1 SURVIVAL OF AGREEMENT. This Agreement shall survive the making of
               ---------------------
the Construction Loan and shall continue so long as any part of the

Construction Loan, or any extension or renewal thereof, remains outstanding.

          15.2 RIGHTS OF LENDER. All rights, powers and remedies granted Lender
               ----------------
herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including attorneys' fees, shall be secured by the Security Documents, shall bear interest at the Overdue Rate until paid, and shall be due and payable by Borrower to Lender immediately without demand.

          15.3 INDEMNIFICATION OF LENDER. Borrower shall indemnify and hold
               -------------------------
Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to attorneys' fees and expenses, arising out of any matter relating, directly or indirectly, to the Construction Loan, to the ownership, development, construction, or sale of the Improvements, whether resulting from internal disputes of the Borrower, disputes between the Borrower and any guarantor, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement, the Security Documents, or any property encumbered thereby, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of Lender. This indemnity provision shall continue in full force and effect and shall survive not only the making of the Construction Loan and all Advances but shall also survive the repayment of the Construction Loan and the performance of all the Borrower's other obligations hereunder.

          15.4 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than
               ---------------------------
one person or entity their liability shall be joint and several. This Agreement shall apply to the parties hereto according to the context hereof and without regard to the number or gender of words or expressions used herein.

          15.5 TIME OF ESSENCE. Time is expressly made of the essence of
               ---------------
all of Borrower's obligations under this Agreement.

          15.6 NOTICE. Any notice, demand or any other instruments authorized by
               ------
this Agreement to be served on or given shall be sufficiently served or given for all purposes (a) when personally delivered to any officer of the party to whom it is addressed or (b) the earlier of actual receipt or the date delivery is first attempted and refused if sent by certified or registered mail, postage prepaid, addressed to each party at its address set forth above, or at such other address as has been furnished in writing by a party to the other in the manner provided in this Paragraph 15.6. A copy of
                                                       --------------
any notices given to Borrower shall also be given to:

               Leo Rose III, Esq.
               Schreeder, Wheeler & Flint
               The Candler Building, 16th Floor
               127 Peachtree Street, N.E.
               Atlanta, Georgia 30303-1 845

          15.7 COSTS AND EXPENSES OF LENDER. Borrower shall pay, upon demand,
               ----------------------------
all costs and expenses arising from the preparation of this Agreement, the closing of the Construction Loan, the issuing of Lender's commitment to make the Construction Loan, the making of Advances, or otherwise incurred by Lender in connection with the Construction Loan, including but not limited to title insurance premiums, other title company charges, recording fees, Lender's attorneys' fees and costs, appraisal fees, survey costs, inspection costs and fees both during construction or otherwise, escrow disbursement expenses, any intangible or recording taxes, out-of-pocket travel expenses incurred by Lender's agents and employees, environmental assessment fees, brokerage commissions, and any other costs, expenses or charges that may be imposed on or incurred by Lender as a result of this transaction.

          15.8 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL
               ------------------------------------------
BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OR ARIZONA. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF ARIZONA, MARICOPA COUNTY DIVISION, OR THE UNITED STATES DISTRICT COURT OF ARIZONA OR, IF LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS AGREEMENT. BORROWER WAIVES ANY CLAIM THAT PHOENIX, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER

BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION. LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH
MAY ARISE UNDER ANY OF THE LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT. AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          15.9  SUBSTITUTE PERFORMANCE. In the event that Borrower at any time
                ----------------------
fails to do or perform any act, or pay any amount, or take any action, when such performance, payment or action is required hereunder (and, if applicable, following the lapse of any grace or compliance period in which such payment, performance or action may be taken by Borrower hereunder), then Lender may make such payment or cause such performance or action to be taken, and all amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith shall be immediately due and payable by Borrower to Lender, the payment and performance of which shall be an Obligation hereunder, and shall be secured by the Collateral. All such amounts expended by Lender in making such payment or causing such performance or action to be taken, together with all expenses incurred by Lender in connection therewith, shall bear interest at the Overdue Rate from the date incurred by Lender until paid.

          15.10 SUCCESSORS AND ASSIGNS. This Agreement shall, except as herein
                ----------------------
otherwise provided, be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          15.11 HEADINGS. The headings or captions of sections in this Agreement
                --------
are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such sections.

          15.12 SALES OF INTERESTS IN LOANS. Lender, at any time, shall have the
                ---------------------------
right to sell participation interests in the Construction Loan and in any documents and instruments executed in connection herewith. Lender is authorized to furnish to any participant or prospective participant any information or document that Lender may have or obtain regarding the Construction Loan, Borrower or any guarantor of the Construction Loan.

          15.13 MARGIN REQUIREMENTS. Borrower understands that the margin
                -------------------
requirements of Federal Reserve Board Regulation "G" govern Lender's lending activities and Borrower hereby warrants and represents that Borrower will not directly or indirectly invest all or any part of the proceeds of the Construction Loan in any security subject to the margin requirements of Regulation "G." The warranty and representation contained in this Paragraph shall survive the Closing Date.

                IN WITNESS WHEREOF, these presents have been executed as of the day and year set forth above.

                              "Borrower"

                              LAKE TAHOE RESORTS PARTNERS, LLC, a California limited liability company

                              By: AKGI Lake Tahoe Investments, Inc.
                                  a California corporation
                                  Its Members

                              By: /s/ Thomas M. Smith
                                  -------------------------
                                  Name: Thomas M. Smith
                                  Its:  Vice President

                              "Lender"

                              FINOVA CAPITAL CORPORATION, a
                              Delaware corporation

                              By: /s/ Jack Fields, III
                                  --------------------------

                                  Its:    Jack Fields, III
                                      ----------------------
                                      Group Vice President